EXECUTION COPY
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                      AGREEMENT AND PLAN OF REORGANIZATION



                                  By and Among

                           GOLD BANC CORPORATION, INC.

                  GOLD BANC ACQUISITION CORPORATION VIII, INC.

                                       and

                             UNION BANKSHARES, LTD.



                                 August 9, 1999








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                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I
        DEFINITIONS..........................................................................1
               Section 1.1   Defined Terms...................................................1
               Section 1.2   Construction....................................................6

ARTICLE II
        THE COMPANY MERGER...................................................................7
               Section 2.1   The Merger......................................................7
               Section 2.2   Effective Time of the Company Merger............................7
               Section 2.3   Articles of Incorporation, Bylaws, Directors
                             and Officers....................................................8
               Section 2.4   Effect of Company Merger........................................8
               Section 2.5   Further Assurances..............................................8
               Section 2.6   Conversion of Acquisition Subsidiary Common Stock...............8
               Section 2.7   Effect of Merger on Company Stock...............................9
               Section 2.8   Exchange of Certificates........................................9
               Section 2.9   Closing of the Company Transfer Books..........................10
               Section 2.10  Dividends......................................................10
               Section 2.11  Stockholders' Approval.........................................10
               Section 2.12  Adjustments....................................................11
               Section 2.13  Voting Agreements..............................................11

ARTICLE III
        REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................................11
               Section 3.1   Organization and Good Standing.................................11
               Section 3.2   Capital Structure..............................................12
               Section 3.3   Authority......................................................13
               Section 3.4   Stockholder Approval...........................................13
               Section 3.5   No Violations..................................................14
               Section 3.6   SEC Documents..................................................14
               Section 3.7   Information Supplied...........................................15
               Section 3.8   Internal Controls and Records..................................15
               Section 3.9   Taxes..........................................................15
               Section 3.10  Title to Assets................................................16
               Section 3.11  Leases.........................................................16
               Section 3.12  Intangible Properties..........................................17
               Section 3.13  Regulatory Filings.............................................18
               Section 3.14  Insurance......................................................18
               Section 3.15  Compliance with ERISA..........................................18

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               Section 3.16  Environmental Laws.............................................19
               Section 3.17  Labor Matters..................................................20
               Section 3.18  Year 2000 Compliance...........................................20
               Section 3.19  Legal Proceedings..............................................20
               Section 3.20  Contracts......................................................20
               Section 3.21  Required Consents..............................................21
               Section 3.22  Broker's Fees..................................................21
               Section 3.23  Conduct........................................................21
               Section 3.24  Absence of Certain Events......................................22
               Section 3.25  Loans..........................................................22
               Section 3.26  Opinion of Financial Advisers..................................23
               Section 3.27  Accounting Matters.............................................23
               Section 3.28  Beneficial Ownership of Gold Banc Common Stock.................23
               Section 3.29  Undisclosed Liabilities; Adverse Agreements....................23
               Section 3.30  Disclosure.....................................................23
               Section 3.31  No Dissenter's ................................................24
               Section 3.32  Deductibility of Severance Payments............................24
               Section 3.33  Accruals.......................................................24

ARTICLE IV
        REPRESENTATIONS AND WARRANTIES OF GOLD BANC.........................................24
               Section 4.1   Corporate......................................................25
               Section 4.2   Capital Structure..............................................25
               Section 4.3   Authority......................................................25
               Section 4.4   Stockholder Approval...........................................26
               Section 4.5   Status of Gold Banc Common Stock to be Issued..................27
               Section 4.6   No Violation...................................................27
               Section 4.7   SEC Documents..................................................28
               Section 4.8   Information Supplied...........................................28
               Section 4.9   Internal Controls and Records..................................29
               Section 4.10  Taxes..........................................................29
               Section 4.11  Regulatory Filings.............................................29
               Section 4.12  Compliance with ERISA..........................................30
               Section 4.13  Environmental Laws.............................................30
               Section 4.14  Year 2000 Compliance...........................................30
               Section 4.15  Legal Proceedings..............................................31
               Section 4.16  Required Consents..............................................31
               Section 4.17  Broker's Fees..................................................31
               Section 4.18  Conduct........................................................31
               Section 4.19  Undisclosed Liabilities; Adverse Agreements....................31
               Section 4.20  Disclosure.....................................................32


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ARTICLE V
        COVENANTS OF THE COMPANY............................................................32
               Section 5.1   Affirmative Covenants of the Company...........................32
               Section 5.2   Negative Covenants of the Company..............................33
               Section 5.3   Inspection.....................................................35
               Section 5.4   Financial Statements and Call Reports..........................35
               Section 5.5   Tax Returns....................................................35
               Section 5.6   Right to Attend Meetings.......................................36
               Section 5.7   Data Processing................................................36
               Section 5.8   No Solicitation................................................36
               Section 5.9   Regulatory Approvals...........................................37
               Section 5.10  Information....................................................37
               Section 5.11  Tax-Free Reorganization Treatment..............................37
               Section 5.12  Pooling-of-Interest Accounting Treatment.......................38
               Section 5.13  Cooperation by the Company.....................................38
               Section 5.14  Year 2000 Compliance...........................................38
               Section 5.15  Proxy Statement and Registration Statement.....................38
               Section 5.16  Confidentiality................................................38
               Section 5.17  Employee Benefit Plans.........................................39
               Section 5.18  Deductibility of Severance Payments............................40

ARTICLE VI
        COVENANTS OF GOLD BANC AND ACQUISITION SUBSIDIARY...................................40
               Section 6.1   Regulatory Approvals...........................................40
               Section 6.2   Information....................................................40
               Section 6.3   Tax-Free Reorganization Treatment..............................40
               Section 6.4   Employee Benefit Plans; Prior Service Credit...................40
               Section 6.5   Assumption of Company Stock Options............................40
               Section 6.6   Confidentiality................................................41
               Section 6.7   Pooling-of-Interest Accounting ................................41
               Section 6.8   Cooperation by Gold Banc and Acquisition Subsidiary............41
               Section 6.9   Year 2000 Compliance...........................................41
               Section 6.10  Indemnification of Directors and Insurance.....................41
               Section 6.11  Employee Bonuses...............................................42

ARTICLE VII
        CONDITIONS PRECEDENT TO OBLIGATIONS
        OF THE COMPANY......................................................................42
               Section 7.1   Representations, Warranties and Covenants......................42
               Section 7.2   Regulatory Authority Approval..................................42
               Section 7.3   Litigation.....................................................42
               Section 7.4   Approval by Stockholders.......................................42
               Section 7.5   Adverse Changes................................................43

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               Section 7.6   Federal Tax Opinion............................................43
               Section 7.7   Opinion of Counsel.............................................43
               Section 7.8   Market Price of Gold Banc Common Stock.........................43

ARTICLE VIII
        CONDITIONS PRECEDENT TO OBLIGATIONS OF
        GOLD BANC AND ACQUISITION SUBSIDIARY................................................43
               Section 8.1   Representations, Warranties and Covenants......................43
               Section 8.2   Adverse Changes................................................43
               Section 8.3   Regulatory Authority Approval..................................44
               Section 8.4   Litigation.....................................................44
               Section 8.5   Financial Measures.............................................44
               Section 8.6   Approval by Stockholders.......................................44
               Section 8.7   Tax Representations............................................44
               Section 8.8   Affiliate Agreements...........................................44
               Section 8.9   Federal Tax Opinion............................................45
               Section 8.10  Opinion of Counsel.............................................45
               Section 8.11  Qualification for Pooling-of-Interest Treatment................45
               Section 8.12  Regarding the Significant Stockholders.........................45
               Section 8.13  Company Options................................................45
               Section 8.14  Deductibility of Severance Payments............................46

ARTICLE IX
        NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES......................................46
               Section 9.1   No Survival of Representations and Warranties..................46

ARTICLE X
        SECURITIES LAWS MATTERS.............................................................46
               Section 10.1  Registration Statement and Proxy Statement.....................46
               Section 10.2  State Securities Laws..........................................47
               Section 10.3  Publication of Combined Financial Results......................47
               Section 10.4  Affiliates.....................................................47
               Section 10.5  Indemnification by Gold Banc...................................47
               Section 10.6  Indemnification by the Company.................................48

ARTICLE XI
        TERMINATION.........................................................................48
               Section 11.1  Basis for Termination..........................................48
               Section 11.2  Effect of Termination..........................................49
               Section 11.3  Termination Fee................................................49
               Section 11.4  Specific Performance...........................................49


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ARTICLE XII
        MISCELLANEOUS.......................................................................50
               Section 12.1  Amendment......................................................50
               Section 12.2  Extension: Waiver..............................................50
               Section 12.3  Expenses.......................................................50
               Section 12.4  Parties in Interest............................................50
               Section 12.5  Entire Agreement; Amendments; Waiver...........................51
               Section 12.6  Notices........................................................51
               Section 12.7  Law Governing..................................................52

Signature Pages............................................................................S-1
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                                LIST OF SCHEDULES

Schedule 3.2(a)       Options
Schedule 3.9          Tax Matters
Schedule 3.10         Owned Real Property
Schedule 3.11(a)      Real Property Leases
Schedule 3.11(b)      Personal Property Leases
Schedule 3.12(c)      Intangible Properties
Schedule 3.15         Employee Benefit Plans
Schedule 3.19         Legal Proceedings
Schedule 3.20         Contracts
Schedule 3.21         Required Consents of Company
Schedule 3.22         Broker's Fees
Schedule 3.24         Absence of Certain Events
Schedule 3.25(b)      Affiliate Loans
Schedule 4.15         Gold Banc Actions Pending
Schedule 4.16         Required Consents of Gold Banc


                                LIST OF EXHIBITS

Exhibit A             Form of Voting Agreement
Exhibit B             Form of Affiliate Letter
Exhibit C             Form of Hall Non-Compete Agreement
Exhibit D             Form of Harrison Non-Compete Agreement
Exhibit E             Form of Zueck Non-Compete Agreement


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                                                                  EXECUTION COPY



                      AGREEMENT AND PLAN OF REORGANIZATION

        THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement"), dated as of August 9, 1999, is made by and among GOLD BANC CORPORATION, INC., a Kansas corporation ("Gold Banc"), GOLD BANC ACQUISITION CORPORATION VIII, INC., a Kansas corporation ("Acquisition Subsidiary"), and UNION BANKSHARES, LTD., a Delaware corporation (the "Company").

                                    RECITALS

               A. The Boards of Directors of Gold Banc, Acquisition Subsidiary and the Company have approved and deem it advisable and in the best interests of their respective companies and stockholders that Gold Banc and the Company become affiliated through the merger of the Company with and into Acquisition Subsidiary in the manner hereinafter set forth (the "Merger" or the "Company Merger").

               B. The parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

                                    AGREEMENT

               ACCORDINGLY, in consideration of the premises, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

               Section 1.1 DEFINED TERMS. As used in this Agreement, the following terms have the following meanings:

               "280G Opinion Letter" shall have the meaning set forth in SECTION
8.14 hereof.

               "401(k) Plan" shall have the meaning set forth in
SECTION 5.17 hereof.

               "Acquisition Proposal" means any proposal for a tender or exchange offer, a merger, consolidation or other business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any Subsidiary, or any proposal or offer to acquire in any manner, directly or indirectly, a material equity interest in, or a material amount of voting securities of (with the acquisition of beneficial ownership of 15% or more of the Company's or

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any Subsidiary's voting securities being deemed to be material for this purpose), or, outside the ordinary course of business, any sale of a significant amount of assets of, the Company or any Subsidiary, or similar transactions involving the Company or any Subsidiary, other than the Merger.

               "Acquisition Subsidiary" means Gold Banc Acquisition Corporation VIII, Inc., a Kansas corporation, and its successors and assigns.

               "Acquisition Subsidiary Common Stock" shall have the meaning set forth in SECTION 2.6 hereof.

               "Action" means any action, suit, claim, demand, petition, arbitration, inquiry, proceeding or investigation by or before any Governmental Entity or arbitrator.

               "Affiliate Letter" shall have the meaning set forth in
SECTION 8.8 hereof.

               "Agreement" means this Agreement and Plan of Reorganization, together with the Schedules and Exhibits hereto.

               "Average Gold Banc Stock Price" means the average of the closing sales price of Gold Banc Common Stock as reported by Nasdaq on each of the ten consecutive trading days immediately preceding the third trading day prior to the Effective Time.

               "Bank" means Union Bank & Trust, a Colorado banking corporation.

               "BHC Act" means the Banking Holding Company Act of 1956, as amended, and the regulations promulgated pursuant thereto.

               "Business Day" means a day other than Saturday, Sunday or another day on which commercial banks in Kansas are authorized or required by law to close.

               "Closing" means the consummation of the transactions contemplated hereby.

               "Closing Date" shall have the meaning set forth in
SECTION 2.2 hereof.

               "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated pursuant thereunder.

               "Company" means Union Bankshares, Ltd., a Delaware corporation, and its successors and assigns.

               "Company Common Stock" means the common stock, par value $.001 per share, of the Company.

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               "Company Confidential Information" shall have the meaning set forth in SECTION 6.6 hereof.

               "Company Merger" shall have the meaning set forth in the Recitals hereof.

               "Company Plans" shall have the meaning set forth in
SECTION 3.15 hereof.

               "Company Preferred Stock" means the preferred stock, par value $.001 per share, of the Company.

               "Company SEC Documents" shall have the meaning set forth in
SECTION 3.6 hereof.

               "Company Stock Options" shall have the meaning set forth in
SECTION 3.2(A) hereof.

               "Company's Counsel" shall have the meaning set forth in
SECTION 8.10 hereof.

               "Consent" means a consent, approval, authorization, waiver or notification from any Person or Governmental Entity.

               "Contract" means any contract, agreement, mortgage, deed of trust, indenture, instrument, promissory note, lease, license, or other legally binding commitment or arrangement.

               "Damages" means all losses, claims, damages, costs, fines, penalties, obligations, judgments, payments, liabilities, deficiencies and diminutions in value (including those arising out of any Action), together with all reasonable costs and expenses (including reasonable outside attorneys' fees and reasonable out-of-pocket expenses) incurred in connection with any of the foregoing.

               "DGCL" means the Delaware General Corporation Law, title 8 of the Delaware Code, as amended from time to time.

               "Employment Agreements" means the existing employment agreements, each dated December 31, 1992, between the Company and each of the Significant Stockholders.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder as in effect at the applicable time.

               "Exchange Agent" shall have the meaning set forth in
SECTION 2.8 hereof.

               "Effective Time" shall have the meaning set forth in
SECTION 2.2 hereof.


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               "ERISA" means the Employee Retirement Income Security Act of
1974, as amended, and the regulations promulgated pursuant thereto.

               "GAAP" means United States generally accepted accounting principles, applied on a basis consistent with prior periods, as in effect on 111the date of this Agreement. All references herein to financial statements prepared in accordance with GAAP shall mean in accordance with GAAP consistently applied throughout the period to which reference is made.

               "Gold Banc" means Gold Banc Corporation, Inc., a Kansas corporation, and its successors and assigns.

               "Gold Banc Common Stock" means the common stock, par value $1.00 per share, of Gold.

               "Gold Banc Confidential Information" shall have the meaning set forth in SECTION 5.15 hereof.

               "Gold Banc Measurement Price" means the average of the closing sales price of Gold Banc Common Stock as reported by Nasdaq on each of the ten
(10) consecutive trading days ending on the day immediately preceding the meeting of the stockholders of the Company held to vote on this Agreement.

               "Gold Banc Plans" shall have the meaning set forth in SECTION
4.12 hereof.

               "Gold Banc Preferred Stock" means the preferred stock, no par value per share, of Gold.

               "Gold Banc SEC Documents" shall have the meaning set forth in
SECTION 4.7 hereof.

               "Gold Banc's Counsel" shall have the meaning set forth in
SECTION 8.9 hereof.

               "Governmental Entity" means any federal, state or local government, any of its subdivisions, agencies, authorities, commissions, boards or bureaus, and any federal, state or local court or tribunal.

               "IRS" means the United States Internal Revenue Service.

               "KGCC" means the Kansas General Corporation Code, as amended from time to time.

               "Laws" means any federal, state, local, municipal or other constitution, statute, rule, regulation or ordinance or common law of any state.

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               "Lease" means any Real Property Lease or Personal Property Lease.

               "Leased Facilities" shall have the meaning set forth in
SECTION 3.11(A) hereof.

               "Leased Personal Property" shall have the meaning set forth in
SECTION 3.11(B) hereof.

               "License" means any permit, license, variance, exemption, order, franchise or approval from any Person or Governmental Entity.

               "Lien" means any lien, mortgage, deed of trust, security interest, charge, claim, imposition, community property interest, option, pledge, right of first refusal, retention of title agreement, easement, encroachment, condition, reservation, covenant or other encumbrance affecting title or the use, benefit or value of the asset in question, including without limitation any restriction on transfer, receipt of income or any other attribute of ownership.

               "Merger" shall have the meaning set forth in the Recitals hereof.

               "Nasdaq" means the Nasdaq National Market System.

               "Order" means any order, judgment, injunction, decree, determination or award of any Governmental Entity or arbitrator.

               "Person" means any natural person, corporation, partnership, limited liability company, trust, unincorporated organization or other entity.

               "Personal Property Leases" shall have the meaning set forth in
SECTION 3.11(B) hereof.

               "Proxy Statement" shall have the meaning set forth in
SECTION 10.1 hereof.

               "Real Property Leases" shall have the meaning set forth in
SECTION 3.11(A) hereof.

               "Registration Statement" shall have the meaning set forth in
SECTION 10.1 hereof.

               "Rule 4460" shall have the meaning set forth in
SECTION 4.3(A) hereof.

               "SEC" means the United States Securities and Exchange Commission and the staff thereof.

               "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder as in effect at the applicable time.


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               "Significant Stockholders" means, collectively, Bruce E. Hall,
Charles R. Harrison and Herman J. Zueck and their heirs, successors and assigns.

               "Subsidiaries" means, collectively, the Bank and the Trust, and "Subsidiary" means either one of the Subsidiaries.

               "Surviving Corporation"  shall have the meaning set forth in
SECTION 2.1 hereof.


               "Total Equity Capital" means, with respect to any Person, the sum of outstanding capital stock, paid in capital, retained earnings and current earnings year to date, all determined in accordance with GAAP, but excluding any FAS 115 adjustments.

               "Termination Fee" shall have the meaning set forth in
SECTION 11.3 hereof.

               "Trust" means the Delaware Business Trust formed by the Company on October 14, 1998.

               "Trust Common Securities" shall have the meaning set forth in
SECTION 3.2(C) hereof.

               "Trust Preferred Securities" shall have the meaning set forth in
SECTION 3.2(C) hereof.

               "Welfare Plans" shall have the meaning set forth in
SECTION 5.17 hereof.

               "Year 2000 Problem" means the risk that computer applications used by the applicable Person may be unable to recognize and properly perform date sensitive functions involving certain dates prior to and any date after December 31, 1999.

               "Year 2000 Compliant" means the ability to perform date sensitive functions for all dates before and after January 1, 2000.

               Section 1.2   CONSTRUCTION.

               (a) Unless the context otherwise requires or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments, and restatements of such agreement, instrument or document.

               (b) As used in this Agreement, accounting terms not defined in
        SECTION 1.1, and accounting terms partly defined in SECTION 1.1 to the extent not defined, shall have the respective meanings given to them under GAAP.

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               (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified. Whenever an item or items are listed after the word "including," such listing is not intended to be a listing that excludes items not listed.

               (d) Words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders. Unless the context shall otherwise indicate, words importing the singular number shall include the plural and vice versa, and words importing person shall include individuals, corporations, partnerships, joint ventures, associations, joint-stock companies, trusts, unincorporated organizations and governments and any agency or political subdivision thereof.

                                   ARTICLE II
                               THE COMPANY MERGER

               Section 2.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, the Company shall be merged with and into Acquisition Subsidiary and the separate existence and corporate organization of the Company shall thereupon cease and the Company and Acquisition Subsidiary shall thereupon be a single corporation. Acquisition Subsidiary shall be the surviving corporation in the Merger (the "Surviving Corporation") and the separate corporate existence of Acquisition Subsidiary shall continue unaffected and unimpaired by the Merger.

               Section 2.2 EFFECTIVE TIME OF THE COMPANY MERGER. On the Closing Date (as hereinafter defined), the proper officers of the Company and Acquisition Subsidiary shall execute and acknowledge appropriate certificates of merger that shall be filed with the Kansas Secretary of State and the Delaware Secretary of State on the first Business Day following the Closing Date, all in accordance with the KGCC and the DGCL. The Merger shall become effective on the date that such certificates of merger have been filed with the Kansas Secretary of State and the Delaware Secretary of State in accordance with the KGCC and the DGCL (the "Effective Time"). The Closing shall be on a day (the "Closing Date") occurring not less than two (2) and not more than five (5) Business Days before the Effective Time and not later than forty-five (45) days following the satisfaction or waiver, to the extent permitted hereunder, of the last of the conditions to the consummation of the Merger specified in ARTICLE VII and
ARTICLE VIII of this Agreement at 10:00 a.m. at the office of Gold Banc, 11301 Nall Avenue, Leawood, Kansas 66211, which day shall be specified by notice from Gold Banc to the Company (such notice to be at least five (5) days in advance of such Closing Date), or on such other date and at such other place and time as the parties hereto may mutually agree.


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               Section 2.3   ARTICLES OF INCORPORATION, BYLAWS, DIRECTORS
AND OFFICERS.

               (a) The Articles of Incorporation and Bylaws of Acquisition Subsidiary as in effect immediately prior to the Effective Time shall be and remain the Articles of Incorporation and Bylaws of the Surviving Corporation from and after the Effective Time until amended as provided by law, except that the name of the Surviving Corporation shall be changed to "GBC Colorado, Inc." at the Effective Time.

               (b) The officers and directors of Acquisition Subsidiary shall continue as the officers and directors of the Surviving Corporation from and after the Effective Time, subject to the Bylaws of the Surviving Corporation and applicable Laws.

               Section 2.4 EFFECT OF COMPANY MERGER. Subject to Kansas law and Delaware law, at the Effective Time (a) Acquisition Subsidiary shall possess all assets and property of every description, and every interest therein, wherever located, and the rights, privileges, immunities, powers, franchises, and authority, of a public as well as of a private nature, of the Company and all obligations belonging to or due each of the Company and Acquisition Subsidiary shall be vested in Acquisition Subsidiary without further act or deed; (b) title to any real estate or any interest therein vested in the Company shall not revert or in any way be impaired by reason of the Company Merger; (c) all rights of creditors and all liens on any property of the Company shall be preserved unimpaired; and (d) Acquisition Subsidiary shall be liable for all the obligations of the Company, and any claim existing, or action or proceeding pending, by or against either of the Company or Acquisition Subsidiary, may be prosecuted to judgment with the right of appeal, as if the Company Merger had not taken place.

               Section 2.5 FURTHER ASSURANCES. If at any time after the Effective Time, Acquisition Subsidiary shall consider it advisable that any further conveyances, agreements, documents, instruments or assurances of law or other actions or things are necessary or desirable to vest, perfect, confirm or record in Acquisition Subsidiary the title to any property, rights, privileges, powers, or franchises of the Company, the former Board of Directors and officers of the Company shall, and will be authorized to, execute and deliver in the name and on behalf of the Company or otherwise, any and all proper conveyances, agreements, documents, instruments, and assurances of law and do all things necessary or proper to vest, perfect, or confirm title to such property, rights, privileges, powers and franchises in Acquisition Subsidiary, and otherwise to carry out the provisions of this Agreement.

               Section 2.6 CONVERSION OF ACQUISITION SUBSIDIARY COMMON STOCK. At the Effective Time, each share of common stock, $1.00 par value per share, of Acquisition Subsidiary ("Acquisition Subsidiary Common Stock") issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding, and shall be unaffected by the Company Merger.


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               Section 2.7 EFFECT OF MERGER ON COMPANY STOCK. At the Effective
Time, by virtue of the Merger and without any action on the part of any holder thereof:

               (a) Each share of Company Common Stock that is either authorized but unissued or held in the treasury of the Company, if any, or held by the Company or any Subsidiary other than as trustee, fiduciary, nominee or some similar capacity shall be canceled and retired and shall cease to exist from and after the Effective Time, and no cash or other consideration shall be delivered in exchange therefor.

               (b) Each outstanding share of Company Common Stock, of which 2,350,514 shares are issued and outstanding as of the date hereof shall be converted into the number of shares (the "Exchange Ratio") of Gold Banc Common Stock determined by dividing $23.05 by the Average Gold Banc Stock Price, with the Exchange Ratio being rounded to four decimal places. Notwithstanding the foregoing, (i) if the Average Gold Banc Stock Price is greater than $16.00, then the Exchange Ratio shall be
        1.4406 and (ii) if the Average Gold Banc Stock Price is less than $13.00, then the Exchange Ratio shall be 1.7731. Fractions of shares determined pursuant to this SECTION 2.7(B) shall be rounded to three decimal places.

               Section 2.8 EXCHANGE OF CERTIFICATES.

               (a) Gold Banc, on behalf of Acquisition Subsidiary, shall make available to American Stock Transfer and Trust Company, Inc., which is hereby designated as exchange agent (the "Exchange Agent"), at and after the Effective Time, such number of shares of Gold Banc Common Stock as shall be issuable to the holders of Company Common Stock in accordance with SECTION 2.7 hereof. As soon as practicable after the Closing Date, Gold Banc, on behalf of the Exchange Agents, shall mail to each holder of record of a certificate that immediately prior to the Closing Date represented outstanding shares of Company Common Stock (i) a form letter of transmittal and (ii) instructions for effecting the surrender of certificates of Company Common Stock for exchange into certificates of Gold Banc Common Stock. The Gold Banc Common Stock into which the Company Common Stock is being converted in accordance with SECTION 2.7(B) hereof shall be delivered to each stockholder of the Company as set forth in a letter of transmittal.

               (b) Notwithstanding any other provision herein, no fractional shares of Gold Banc Common Stock and no certificates or scrip therefor or other evidence of ownership thereof will be issued. All fractional shares of Gold Banc Common Stock to which a holder of Company Common Stock would otherwise be entitled to under SECTION 2.7 hereof shall be aggregated. If a fractional share results from such aggregation, such stockholder shall be entitled, after the Effective Time and upon the surrender of such stockholder's certificate or certificates representing shares of Company Common Stock, to receive from the Exchange Agent an amount in cash in lieu of such fractional share equal to the product of such fraction and the Average Gold Banc Stock Price. Gold Banc,

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        on behalf of Acquisition Subsidiary, shall make available to the
        Exchange Agent, as required from time to time, any cash necessary for this purpose.

               Section 2.9 CLOSING OF THE COMPANY TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Common Stock shall thereafter be made.

               Section 2.10 DIVIDENDS. No dividends or other distributions that are declared after the Effective Time with respect to Gold Banc Common Stock payable to holders of record thereof after the Effective Time shall be paid to the Company stockholders entitled to receive certificates representing Gold Banc Common Stock until such stockholders surrender to the Exchange Agent their certificates representing Company Common Stock. Upon such surrender, there shall be paid to the stockholder in whose name the certificates representing such Gold Banc Common Stock shall be issued any dividends which shall have become payable with respect to such Gold Banc Common Stock between the Effective Time and the time of such surrender, without interest. After such surrender there shall also be paid to the stockholder in whose name the certificates representing such Gold Banc Common Stock shall be issued any dividend on such Gold Banc Common Stock that shall have (a) a record date subsequent to the Effective Time and prior to such surrender and (b) a payment date after such surrender, and such payment shall be made on such payment date. In no event shall the stockholders entitled to receive such dividends be entitled to receive interest on such dividends.

               Section 2.11  STOCKHOLDERS' APPROVAL.

               (a) The Company agrees to submit this Agreement and the transactions contemplated hereby to its stockholders for approval to the extent required and as provided by law and the Certificate of Incorporation and Bylaws of the Company and in accordance with SECTION
        10.1 hereof. The Company shall use its reasonable best efforts to take all steps as shall be required for the stockholders' meeting to obtain such approval to be held as soon as reasonably practicable after the effective date of the Registration Statement. Subject to the exercise of the fiduciary duties of the Company's Board of Directors, including actions taken pursuant to Rule 14d-9 under the Exchange Act, the Company shall, through its Board of Directors, recommend that the stockholders of the Company approve and adopt this Agreement and the transactions contemplated hereby and shall use its reasonable best efforts to secure such approval.

               (b) Gold Banc agrees to submit this Agreement and the transactions contemplated hereby to its stockholders for approval to the extent required and as provided by law, the Articles of Incorporation and Bylaws of Gold Banc and the rules of Nasdaq. Subject to the exercise of fiduciary duties by Gold Banc's Board of Directors, Gold Banc shall, through its Board of Directors, recommend that the stockholders of Gold Banc approve and adopt this Agreement and the transactions contemplated hereby and shall use its reasonable best efforts to secure such approval.

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               Section 2.12 ADJUSTMENTS. If at any time during the period between the date hereof and the Effective Time, any change in the outstanding shares of Gold Banc Common Stock is effected by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the Exchange Ratio shall be adjusted on a pro rata basis.

               Section 2.13 VOTING AGREEMENTS. Concurrently with the execution and delivery of this Agreement, each of the Significant Stockholders and Gold Banc shall execute and deliver the Voting Agreement in the form attached hereto as EXHIBIT A.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

               The Company hereby makes the following representations and warranties to Gold Banc and Acquisition Subsidiary, each of which is true and correct on the date hereof and will be true and correct as of the Effective Time, each of which shall be unaffected by any investigation heretofore or hereafter made by Gold Banc or Acquisition Subsidiary or their respective representatives.

               Section 3.1   ORGANIZATION AND GOOD STANDING.

               (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power and authority to own, lease and operate its properties and conduct its business as it is now being conducted. The Company is duly registered as a bank holding company under the BHC Act. The Company has heretofore made available to Gold Banc and Acquisition Subsidiary complete and correct copies of its Certificate of Incorporation and Bylaws. The Company is duly qualified and in good standing in all states where the conduct of its business so requires except where failure to so qualify would not materially and adversely affect the business, operations, properties or financial condition of the Company.

               (b) The Bank is a wholly-owned subsidiary of the Company and is a Colorado banking corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, with all requisite corporate power and authority to own, lease and operate its properties and conduct its business as it is now being conducted. The Bank has heretofore made available to Gold Banc and Acquisition Subsidiary complete and correct copies of its Certificate of Incorporation and Bylaws. The Bank is duly qualified to do business in all states in which the conduct of its business requires such qualification except where the failure to be so qualified would not materially and adversely affect the business, operations, properties or financial condition of the Bank.

               (c) The Trust is a subsidiary of the Company and is a Delaware business trust duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite trust power and authority to own, lease and operate its

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        properties and conduct its business as it is now being conducted. The
        Trust has heretofore made available to Gold Banc and Acquisition Subsidiary complete and correct copies of its Certificate of Trust and Amended and Restated Trust Agreement. The Trust is duly qualified to do business in all states in which the conduct of its business requires such qualification except where the failure to be so qualified would not materially and adversely affect the business, operations, properties or financial condition of the Trust.

               (d) The Company has no subsidiaries other than the Bank and the Trust.

               Section 3.2 CAPITAL STRUCTURE.

               (a) THE COMPANY. As of the date hereof, the authorized capital stock of the Company consists only of 10,000,000 shares of Company Common Stock and 500,000 shares of Company Preferred Stock, of which 2,350,514 shares of Company Common Stock and no shares of Company Preferred Stock are issued and outstanding. All outstanding shares of Company Common Stock are validly issued, fully paid and nonassessable and are not subject to preemptive rights. There are no outstanding or authorized options, warrants, agreements, subscriptions, calls, demands or rights of any character relating to the capital stock of the Company, whether or not issued, including without limitation securities convertible into or evidencing the right to purchase any Company Common Stock, Company Preferred Stock or any other securities of the Company, except for the options listed on SCHEDULE 3.2(A) hereto (the "Company Stock Options"). There are not as of the date hereof and will not be as of the Effective Time any stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any shares of the capital stock of the Company which will limit in any way the solicitation of proxies by or on behalf of the Company or Gold Banc from, or the casting of votes by, the stockholders of the Company with respect to the Merger.

               (b) BANK. The authorized capital stock of the Bank consists only of 240,000 shares of common stock, par value $12.50 per share, of which 470 shares are issued and outstanding. All of the issued and outstanding shares of common stock of the Bank are owned beneficially and of record, free and clear of all Liens (except for a Lien in connection with a bank stock loan from Gold Bank, N.A.), by the Company. All outstanding shares of common stock of the Bank are validly issued, fully paid and nonassessable. There are no outstanding or authorized options, warrants, agreements, subscriptions, calls, demands or rights of any character relating to the capital stock of the Bank, whether or not issued, including without limitation securities convertible into or evidencing the right to purchase any common stock or any other securities of the Bank.

               (c) The capital of the Trust consists only of 41,935 Nine Percent Trust Common Securities ("Trust Common Securities") issued and outstanding and 1,355,790 Nine Percent Cumulative Trust Preferred Securities ("Trust Preferred Securities") issued

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        and outstanding. All of the issued and outstanding Trust Common
        Securities are owned beneficially and of record, free and clear of all Liens, by the Company. All outstanding Trust Common Securities are validly issued, fully paid and nonassessable. There are no outstanding or authorized options, warrants, agreements, subscriptions, calls, demands or rights of any character relating to the capital of the Trust, whether or not issued, including without limitation securities convertible into or evidencing the right to purchase any Trust Common Securities or Trust Preferred Securities or any other securities of the Trust.

               Section 3.3 AUTHORITY. The Company has all requisite corporate power and authority to enter into this Agreement and all other agreements to be executed and delivered by the Company pursuant hereto, and, subject, with respect to consummation of the Merger, to approval of this Agreement and the Merger by the stockholders of the Company in accordance with the DGCL and the Company's Certificate of Incorporation and Bylaws, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and all other agreements to be executed and delivered by the Company pursuant hereto and thereto, the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of the Company, subject, with respect to consummation of the Merger, to such approval of this Agreement and the Merger by the stockholders of the Company in accordance with the DGCL. This Agreement has been, and all other agreements to be executed and delivered by the Company will be prior to the Effective Time, duly executed and delivered by the Company, subject, with respect to consummation of the Merger, to approval of this Agreement and the Merger by the stockholders of the Company in accordance with the DGCL, and constitutes, or will constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

               Section 3.4 STOCKHOLDER APPROVAL. The Board of Directors of the Company has directed or will direct that this Agreement and the Merger contemplated hereby be submitted to the Company's stockholders for approval at a meeting of such stockholders and, except for adoption of this Agreement by the requisite vote of the Company's stockholders, no other stockholder action is necessary to approve this Agreement and to consummate the Merger contemplated hereby. The Board of Directors will recommend that the stockholders approve this Agreement and the Merger contemplated hereby, subject to their fiduciary duties and the requirements of Rule 14d-9 under the Exchange Act. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement, and to consummate the Merger and the transactions contemplated hereby. No approval of a number of outstanding shares of capital stock of the Company greater than that required by the relevant statutory provisions is required for approval of this Agreement and the consummation of the Merger and the transactions contemplated hereby.


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

               Section 3.5   NO VIOLATIONS.

               (a) The execution and delivery of this Agreement and all other agreements to be executed and delivered by the Company pursuant hereto, the performance of the Company's obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, will not conflict with, violate or constitute a breach or default under (i) the Certificate of Incorporation or Bylaws or other organizational documents of the Company or any Subsidiary, (ii) any provision of any Contract, Lien, Order or other restriction of any kind or character to which the Company or any Subsidiary is a party, or by which the Company or any Subsidiary, or any of their assets, is bound except the loan to the Company from Gold Bank, N.A. or (iii) result in the creation or imposition or any Lien upon the capital stock or the assets of the Company or any Subsidiary.

               (b) The Company and the Subsidiaries are not currently in violation, breach or default of, and the consummation of the transactions contemplated hereby will not, subject to obtaining all required regulatory approvals and making all required state and federal securities law filings, cause any violation, breach or default of, any Laws, Orders, Licenses or Contracts applicable to the Company or any of the Subsidiaries except for any violations, breaches or defaults that would not have a material adverse effect on the business, operations, properties or financial condition of the Company and the Subsidiaries, taken as a whole.

               (c) All Licenses required or necessary for the Company or any of the Subsidiaries to carry on their respective businesses as they are currently conducted have been obtained and are in full force and effect. The Company and the Subsidiaries are in compliance with all terms of the Licenses, except where the failure to so comply would not have a material adverse effect on the business, operations, properties or financial condition of the Company and the Subsidiaries, taken as a whole.

               Section 3.6 SEC DOCUMENTS. The Company has made available to Gold Banc and Acquisition Subsidiary a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by the Company with the SEC since January 1, 1996 (the "Company SEC Documents"), which are all the documents (other than preliminary material) that the Company was required to file with the SEC since such date. As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in

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

accordance with GAAP (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and present fairly, in all material respects, in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which were material) the consolidated financial position of the Company and the Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of the Company and the Subsidiaries for the periods presented therein. Reserves for the Company's current and deferred federal and state income tax liabilities have been accrued in accordance with GAAP. Neither the Company nor either of the Subsidiaries has any material liability or obligation of a type which would be included in a balance sheet prepared in accordance with GAAP whether related to tax or non-tax matters, accrued or contingent, due or not yet due, liquidated or unliquidated, or otherwise, except and to the extent disclosed or reflected in the financial statements included in the Company SEC Documents. Since March 31, 1999 there has been no material adverse change in the financial condition, properties, assets, liabilities or business of the Company and the Subsidiaries, taken as a whole.

               Section 3.7 INFORMATION SUPPLIED. When considered in the aggregate, none of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement will, at the date mailed to stockholders of the Company and Gold Banc or at the times of the meetings of such stockholders to be held in connection with the Merger or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading other than information supplied or required to be supplied by Gold Banc and Acquisition Subsidiary.

               Section 3.8 INTERNAL CONTROLS AND RECORDS. The Company and the Subsidiaries maintain books of account which accurately and validly reflect, in all material respects, all loans, mortgages, collateral and other business transactions and maintain accounting controls sufficient to ensure that all such transactions are (i) in all material respects, executed in accordance with its management's general or specific authorization, and (ii) recorded in conformity with GAAP.

               Section 3.9 TAXES. The Company and the Subsidiaries each have timely filed all tax returns required to be filed by them, and the Company and the Subsidiaries have timely paid and discharged all taxes due in connection with or with respect to the filing of such tax returns and, except as disclosed on SCHEDULE 3.9, have timely paid all other taxes as are due, except such as are being contested in good faith by appropriate proceedings and with respect to which the Company or the appropriate Subsidiary is maintaining reserves adequate for their payment. The liability for taxes set forth on each such tax return adequately reflects in all material respects the taxes required to be reflected on such tax return. Neither the IRS nor any other Governmental

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

Entity or taxing authority or agency is now asserting, either through audits, administrative proceedings, court proceedings or otherwise, or threatening to assert against the Company or any Subsidiary, any deficiency or claim for additional taxes. Neither the Company nor any Subsidiary has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessments of, any tax. There are no tax liens on any assets (excluding other real estate owned properties) of the Company or any Subsidiary other than Liens for taxes which are not yet due and payable. Neither the Company nor any Subsidiary has received a ruling or entered into an agreement with the IRS or any other Governmental Entity or taxing authority or agency that would have a material adverse effect on the business, operations, properties or financial condition of the Company and its Subsidiaries, taken as a whole. Immediately after the consummation of the Merger (and without regard to any actions that may be taken by Gold Banc or the Surviving Corporation following the Merger), the interest paid on subordinated debentures issued by the Company to the Trust will be deductible by the Surviving Corporation to the same extent deductible by the Company as of the date hereof as interest payments for federal income tax purposes.

               Section 3.10 TITLE TO ASSETS. The Company and the Subsidiaries have good and marketable title to and possession of all their respective real and personal properties and assets, in each case free and clear of any Liens, except as reflected on the Company's consolidated financial statements, the Lien of Gold Bank, N.A. on the stock of the Bank and except for the Lien of current taxes, covenants and restrictions of record, and other minor imperfections of title not affecting marketability, which Liens do not materially affect the value of such property and do not interfere with the use made of such property by the Company or the Subsidiaries. Attached hereto as SCHEDULE 3.10 is a complete list of all real property owned by the Company or any of the Subsidiaries. Since March 31, 1999, neither the Company nor any of the Subsidiaries has entered into any agreement or commitment to sell any property, real or personal, or any other assets of the Company or any of the Subsidiaries other than in the ordinary course of business, nor has the Company nor any of the Subsidiaries made any commitment or taken or failed to take any action which would cause any Lien to attach to any property.

               Section 3.11  LEASES.

               (a) SCHEDULE 3.11(A) hereof contains a list of all real property leases (the "Real Property Leases") to which the Company or any of the Subsidiaries is a party, either as lessor or lessee (the facilities subject to such Real Property Leases being referred to as the "Leased Facilities"). Each of the Real Property Leases is in full force and effect and neither the Company nor any of the Subsidiaries nor, to the Company's knowledge, any other party thereto has committed any material default thereunder. Neither the Company nor any of the Subsidiaries is subject to any increase in rentals or other costs in connection with any Leased Facility of which the Company or any of the Subsidiaries is lessee which is not provided for in the applicable Real Property Lease. No Consent is necessary under the terms of any such Lease in connection with the consummation of the transactions contemplated hereby.

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

               (b) SCHEDULE 3.11(B) hereof contains a list of all Leases with respect to personal property involving an obligation in excess of $15,000 on an annual basis or $30,000 in the aggregate (the "Personal Property Leases") to which the Company or any of the Subsidiaries is a party, either as lessor or lessee (the personal property subject to such Personal Property Leases being referred to as the "Leased Personal Property"). Each of the Personal Property Leases is in full force and effect and neither the Company nor any of the Subsidiaries nor any other party thereto has committed any material default thereunder. Neither the Company nor any of the Subsidiaries is subject to any increase in rentals or other costs in connection with any Leased Personal Property of which the Company or any of the Subsidiaries is lessee which is not provided for in the applicable Personal Property Lease. No Consent is necessary under the terms of any such Lease in connection with the consummation of the transactions contemplated hereby.

               Section 3.12  INTANGIBLE PROPERTIES.

               (a) None of the assets of the Company or any of the Subsidiaries is subject to any patent or patent application, copyright or copyright application, trademark or trademark application, or similar evidence of ownership or the right to the use thereof by any third party, except for assets licensed by the Company or its Subsidiaries in the ordinary course of business.

               (b) Neither the Company nor any of the Subsidiaries has infringed any patent or patent application, copyright or copyright application, trademark or trademark application or trade name or other proprietary or intellectual property right of any other person, except for such matters as would not materially and adversely affect the business, operations, properties or financial condition of the Company and its Subsidiaries, taken as a whole, or received any notice of a claim of such infringement.

               (c) Attached hereto as SCHEDULE 3.12(C) is a true and accurate list of all patents, copyrights, trademarks, trade names and service marks, both foreign and domestic, owned, possessed or used by the Company or any of the Subsidiaries. The Company or one or more of the Subsidiaries owns the entire right, title and interest therein and each thereof is in full force and effect.

               (d) The Company and each of the Subsidiaries have the right to use all data and information (including without limitation confidential information, trade secrets and know-how) necessary to permit the conduct from and after the Effective Time of the business of the Company and each of the Subsidiaries, as such business is and has been normally conducted, except for such matters as would not have a material adverse effect on the business, operations, properties or financial condition of the Company and its Subsidiaries, taken as a whole.


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               Section 3.13 REGULATORY FILINGS. The Company and each of the
Subsidiaries have timely filed all material notices, reports, registrations and statements with all Governmental Entities and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations and reviews conducted by Governmental Entities in the regular course of the business of the Company and the Subsidiaries, no Governmental Entity has initiated any proceeding or investigation into the business or operations of the Company or any of the Subsidiaries. There is no unresolved material violation, criticism, or exception by any Governmental Entity with respect to any written report or statement relating to any examinations of the Company or any of the Subsidiaries. The Company has made available to Gold Banc and Acquisition Subsidiary all reports of examinations conducted by any Governmental Entity with respect to the Company or any of the Subsidiaries during the preceding three (3) years. The Company will also make available to Gold Banc and Acquisition Subsidiary any subsequent reports of examination received from any Governmental Entity between the date hereof and the Effective Time.

               Section 3.14 INSURANCE. Complete and correct copies of all material policies of fire, product or other liability, workers' compensation and other similar forms of insurance owned or held by the Company and the Subsidiaries have been delivered or made available to Gold Banc and Acquisition Subsidiary. Subject to expirations and renewals of insurance policies in the ordinary course of business, all such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date as of which this representation is being made have been paid, and no notice of cancellation or termination has been received with respect to any such policy. The insurance policies to which the Company and the Subsidiaries are parties are sufficient for compliance with all material requirements of Law and all material agreements to which the Company or any of the Subsidiaries is a party and will be maintained by the Company and the Subsidiaries until the Effective Time. Neither the Company nor any of the Subsidiaries has been refused any insurance with respect to any material assets or operations, nor has coverage been limited in any respect material to their operations by any insurance carrier to which they have applied for any such insurance or with which they have carried insurance during the last five (5) years.

               Section 3.15 COMPLIANCE WITH ERISA. Neither the Company nor any of the Subsidiaries has established, maintained or contributed at any time during the five-year period ending as of the Effective Time to any employee benefit plan (as defined in Sections 3(3) or 3(37) of ERISA) or any other similar plan with respect to which any governmental filings are required, except for the plans listed on SCHEDULE 3.15 hereof (collectively, the "Company Plans"). A true and accurate copy of each of the Company Plans, any related trust agreements and each of the amendments thereto has been provided or made available to Gold Banc and Acquisition Subsidiary together with (i) all determination letters received in respect of any qualified plans, and (ii) all required reports and supporting schedules filed with any Governmental Entity in respect of the Company Plans for the three most recent years ending on or before the date hereof. The Company Plans and each fiduciary (as defined in Section 3(21) of ERISA) of the Company Plans are in compliance in all material respects with all applicable requirements (including

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nondiscrimination requirements in effect as of the date hereof) of the Code, including, but not limited to, Sections 79, 105, 106, 125, 401, 501, and 4975 of the Code. For purposes of this SECTION 3.15, noncompliance with the Code or ERISA is material if such noncompliance could have a material adverse effect on the condition of one or more of the Company Plans or of the Company and the Subsidiaries, taken as a whole, either as of the date hereof or upon discovery of the noncompliance. All required contributions to the Company Plans through the date hereof have been made. The Company and the Subsidiaries (each with respect to the Company Plans), as well as the Company Plans, have no material current or, to the knowledge of the Company, threatened liability of any kind to any Person, including but not limited to any Governmental Entity, as of the date hereof, other than for the payment of benefits in the ordinary course.

               Section 3.16 ENVIRONMENTAL LAWS. To the best knowledge of the
Company: (i) the operations of the Company and each of the Subsidiaries comply in all material respects with all applicable federal, state and local environmental Laws and neither the condition of any property owned by the Company or any of the Subsidiaries nor the operation of the business of any of such entities violates in any material respect any applicable environmental Law;
(ii) none of the operations of the Company or any of the Subsidiaries is subject to any judicial or administrative proceeding alleging the violation of any environmental health or safety Law nor is it the subject of any claim alleging damages to health or property pursuant to which the Company or any of the Subsidiaries may be liable; (iii) none of the operations of the Company or any of the Subsidiaries nor any of the properties owned by the Company or any of the Subsidiaries is the subject of any federal, state or local investigation in evaluating whether any remedial action is needed to respond to a release or threatened release of any hazardous waste or substance from whatever source;
(iv) no condition or event has occurred which, with notice or the passage of time or both, would constitute a material violation of any environmental Law and neither the Company nor any of the Subsidiaries has any Liability in connection with the storage or use of any pollutants, contaminants or hazardous or toxic waste, substances or materials on or at any location owned or leased by the Company or any of the Subsidiaries; (v) there are no underground storage tanks now or heretofore located on any real property owned or leased by the Company or any of the Subsidiaries; (vi) neither the Company nor any of the Subsidiaries has ever been notified by a Governmental Entity, or any private party, that the Company or any of the Subsidiaries is a potentially responsible party for remedial costs spent addressing the release, or threat of a release, of a hazardous substance into the environment pursuant to the Comprehensive Environmental Response, Compensation or Liability Act, 42 U.S.C. ss.ss. 9601, ET seq. or any corresponding state law.

               Gold Banc may obtain at its option and expense on or prior to the Closing Date an environmental audit of any or all properties and assets of the Company and the Subsidiaries whether directly owned, leased or classified as other real estate owned. Such environmental audit shall constitute a part of the due diligence process, should Gold Banc choose to pursue it, and if Gold Banc determines in its sole discretion that such environmental audit reflects the potential of a material environmental problem with respect to any of the properties or assets of the Company

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

or any of the Subsidiaries, then Gold Banc may terminate this Agreement pursuant to SECTION 8.3 hereof.

               Section 3.17  LABOR MATTERS.

               (a) The Company and the Subsidiaries are in compliance with all Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice, except for such matters as would not have a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries, taken as a whole.

               (b) There is no unfair labor practice complaint against the Company or any of the Subsidiaries pending before the National Labor Relations Board.

               (c) Neither the Company nor any of the Subsidiaries is party to any collective bargaining agreements and there is no labor strike, dispute, slowdown, representation campaign or work stoppage actually pending or to the knowledge of the Company threatened against or affecting the Company or any of the Subsidiaries.

               (d) No grievance or arbitration proceeding by any employee is pending and no claim therefor has been asserted against the Company or any of the Subsidiaries.

               (e) Neither the Company nor any of the Subsidiaries is experiencing any material work stoppage.

               Section 3.18 YEAR 2000 COMPLIANCE. Each of the Company and the Subsidiaries has (i) initiated a review and assessment of all areas material to its business and operations (including those affected by suppliers and vendors) that would reasonably be expected to be adversely affected by the Year 2000 Problem, (ii) developed a plan and time line for addressing the Year 2000 Problem on a timely basis, and (iii) to date, reasonably believes that all computer applications that are material to the Company's and the Subsidiaries' respective business and operations will be Year 2000 Compliant.

               Section 3.19 LEGAL PROCEEDINGS. Except as disclosed in SCHEDULE
3.19 hereof, there are no Actions pending or, to the knowledge of the Company, threatened against or affecting the properties, assets, rights or business of the Company or any of the Subsidiaries, or the right to carry on or conduct their business. There are no Actions pending or, to the knowledge of the Company, threatened which could prevent or interfere with the consummation of the transactions contemplated by this Agreement.

               Section 3.20 CONTRACTS. Except as set forth on SCHEDULE 3.20 hereof, neither the Company nor either of the Subsidiaries is a party to or subject to any:


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               (a) employment contract;

               (b) bonus, deferred compensation, equity incentive, savings, profit sharing, severance pay, pension or retirement plan or arrangement, except for the Company Plans referenced in SECTION 3.15 hereof;

               (c) material lease or license with respect to any property, real or personal, whether the Company or either of the Subsidiaries is landlord or tenant, licensor or licensee, involving a liability or obligation of the Company or any of the Subsidiaries as obligor, except for the Leases referenced in SECTION 3.11 hereof;

               (d) agreement, contract or indenture relating to the borrowing of money by the Company or either of the Subsidiaries, excluding items made in the ordinary course of business;

               (e) agreement with any present or former officer, director, stockholder or affiliate of the Company or any Subsidiary, or any Person controlling, controlled by or under common control with any of the foregoing; or

               (f) other contract, agreement or other commitment which is material to the business, operations, property, prospects or assets or to the condition, financial or otherwise, of the Company or either of the Subsidiaries or which involve a payment by the Company or any of the Subsidiaries of more than $15,000 on an annual basis, other than loans and investments made in the ordinary course of business.

               Section 3.21 REQUIRED CONSENTS. Except as set forth in SCHEDULE
3.21 hereof, no Consent of any Person or Governmental Entity is necessary for the consummation by the Company or either of the Subsidiaries of this Agreement or any of the transactions contemplated hereby.

               Section 3.22 BROKER'S FEES. Other than the engagement of The Wallach Company, Inc. described on SCHEDULE 3.22 hereof, neither the Company, the Subsidiaries nor any of the directors, trustees, officers or employees of the Company or any of the Subsidiaries, has employed any broker or finder, or incurred any liability for any broker's fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.

               Section 3.23 CONDUCT. From March 31, 1999 until the date hereof:

               (a) there has been no material adverse change in the financial condition of, or in the properties, assets, liabilities, rights or business, taken as a whole, of the Company or any of the Subsidiaries or in the relationship of the Company or any of the Subsidiaries with respect to their employees, creditors, suppliers, distributors, customers or others with whom they have business relationships; and

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

               (b) the business affairs of the Company and the Subsidiaries have been conducted and carried on only in their ordinary and regular course of business, and neither the Company nor any of the Subsidiaries has incurred or become subject to any liabilities or obligations other than those incurred in their ordinary course of business.

               Section 3.24 ABSENCE OF CERTAIN EVENTS. Except as contemplated by this Agreement and set forth in SCHEDULE 3.24, since March 31, 1999, the Company and the Subsidiaries have conducted their business only in the ordinary and usual course, and there has not been: (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock or other securities of, or other ownership interests in, the Company, (ii) any amendment of any term of any outstanding security of the Company or any of the Subsidiaries, (iii) any repurchase, redemption or other acquisition by the Company or any of the Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of the Subsidiaries, (iv) any incurrence, assumption or guarantee by the Company or any of the Subsidiaries of any indebtedness for borrowed money (other than customer deposits in the Bank, FHLB advances, federal funds purchases, and Federal Reserve borrowings); (v) any creation or assumption by the Company or any of the Subsidiaries of any Lien on any of their assets; (vi) any making of any material loan, advance or capital contributions to or any material investment in any Person except for loans and investments made in the ordinary course of business;
(vii) any material change in any method of accounting or accounting practice;
(viii) any (a) grant of any severance or termination pay to any director, officer, or employee of the Company or any of the Subsidiaries, (b) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any of the Subsidiaries, (c) increase in benefits payable under any existing severance or termination pay policies or employment agreements with any director, officer or employee of the Company or any of the Subsidiaries or (d) increase in compensation, bonus or other benefits payable to any director, officer or employee of the Company or any of the Subsidiaries; or
(ix) any other transaction, commitment, dispute or other event or condition (financial or otherwise) of any character, whether or not in the ordinary course of business, individually or in the aggregate, which is reasonably likely to have a material adverse effect on the business, operations, properties or financial condition of the Company and the Subsidiaries, taken as a whole.

               Section 3.25 LOANS.

               (a) The Bank is not a party to any written or oral loan agreement, note or borrowing arrangement which has been classified as "substandard", "doubtful," "loss," "other loans especially mentioned" or any comparable classifications by the Company or the Bank or banking regulators, except as reflected on a list previously provided to Gold Banc and Acquisition Subsidiary during the due diligence period;

               (b) Except as set forth in SCHEDULE 3.25(B), neither the Company nor any Subsidiary is a party to any written or oral loan agreement, note, or borrowing

423985 v7
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

        arrangement, including any loan guaranty, with any director or executive officer of the Company or any Subsidiary, or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing;

               (c) neither the Company nor any Subsidiary is a party to any written or oral loan agreement, note or borrowing arrangement in violation of any Law, which violation is reasonably likely to result in a material adverse effect on the business, operations, properties or financial condition of the Company and the Subsidiaries, taken as a whole.

               Section 3.26 OPINION OF FINANCIAL ADVISERS. The Company has received the written opinion of The Wallach Company, Inc., investment advisor to the Company, to the effect that, as of the date hereof, the consideration to be received by the holders of Company Common Stock in the Merger is fair, from a financial point of view, to such holders.

               Section 3.27 ACCOUNTING MATTERS. Neither the Company nor any of the Subsidiaries has through the date of this Agreement taken or agreed to take any action that would prevent Gold Banc from accounting for the business combination to be effected by the Merger as a pooling-of-interest.

               Section 3.28 BENEFICIAL OWNERSHIP OF GOLD BANC COMMON STOCK. As of the date hereof, neither the Company nor any of the Subsidiaries "beneficially owns" (as defined in Rule 13d-3 under the Exchange Act) in the aggregate any Gold Banc Common Stock.

               Section 3.29  UNDISCLOSED LIABILITIES; ADVERSE AGREEMENTS.

               (a) Except as disclosed in the Schedules hereto, or as disclosed in the Company's financial statements, there are no liabilities of the Company or any of the Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that are reasonably likely to have a material adverse effect on the business, operation, properties or financial condition of the Company and the Subsidiaries, taken as a whole.

               (b) Neither the Company nor any of the Subsidiaries is a party to any Contract or any Order, or subject to any Law, which materially and adversely affects or is reasonably likely to result in a material adverse effect on the business, operations, properties or financial condition of the Company or any of the Subsidiaries, except for such Laws similarly affecting other entities in similar business to the Company.

               Section 3.30 DISCLOSURE. Copies of all documents heretofore or hereafter delivered or made available to Gold Banc or Acquisition Subsidiary pursuant hereto are and will be complete and accurate in all material respects. When considered collectively, the representations and warranties of the Company in this Agreement and in the other documents delivered pursuant hereto and in any statement, document, certificate or exhibit furnished or to be

423985 v7
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

furnished by the Company pursuant to this Agreement or in connection with the transactions contemplated hereby do not contain and will not contain any untrue statement of a material fact and do not omit and will not omit a material fact necessary to make the statements contained herein or therein not misleading. There is no fact which the Company has not disclosed in writing to Gold Banc or the Acquisition Subsidiary which materially adversely affects, or would reasonably be expected to materially adversely affect, the business, operations, properties or financial condition of the Company and of the Subsidiaries, taken as a whole.

               Section 3.31 NO DISSENTER'S RIGHTS. The Company's Common Stock is designated as a national market system security on its interdealer quotation system by the National Association of Securities Dealers, Inc. and, under
Section 262 of the DGCL, the stockholders of the Company are not entitled to any dissenter's rights in the Merger.

               Section 3.32 DEDUCTIBILITY OF SEVERANCE PAYMENTS. No severance or other payments to be made to the Significant Stockholders or otherwise by the Company, any of the Subsidiaries, Gold Banc, or any of Gold Banc's subsidiaries in connection with the Merger or upon a change in control of the Company will constitute non-deductible "parachute payments" under Section 280G of the Code.

               Section 3.33 ACCRUALS.

               (a) The Company and the Bank have properly accrued consistent with past practices for all current and carry-over vacation time for their employees through the date hereof.

               (b) The Company and the Bank have properly accrued consistent with past practices for all mandatory and discretionary matching contributions to the Company's 401(k) Plan through the date hereof.

               (c) The Company and the Bank have properly accrued consistent with past practices for discretionary bonuses that may be payable to their employees as contemplated by SECTION 5.2(C)(I) AND (II) through the date hereof.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF GOLD BANC

               Gold Banc hereby makes the following representations and warranties to the Company, each of which is true and correct on the date hereof and shall be true and correct as of the Effective Time, each of which shall not be affected by any investigation conducted by the Company or its representatives.


423985 v7
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

               Section 4.1   CORPORATE.

               (a) Gold Banc is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas with all requisite corporate power and authority to own, lease and operate its properties and conduct its business as it is now being conducted. Gold Banc is duly registered as a bank holding company under the BHC Act. Gold Banc is duly qualified and in good standing in all states where the conduct of its business so requires except where failure to so qualify would not materially and adversely affect the business, operations, properties or financial condition of Gold Banc.

               (b) Acquisition Subsidiary is a wholly-owned subsidiary of the Company and is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas. Acquisition Subsidiary is duly qualified to do business in all states in which the conduct of its business requires such qualification except where the failure to be so qualified would not materially and adversely affect the business, operations, properties or financial condition of Acquisition Subsidiary.

               Section 4.2   CAPITAL STRUCTURE.

               (a) GOLD BANC. As of the date hereof, the authorized capital stock of Gold Banc consists only of 50,000,000 shares of Gold Banc Common Stock and 50,000,000 shares of Gold Banc Preferred Stock, of which 17,181,618 shares of Gold Banc Common Stock and no shares of Gold Banc Preferred Stock are issued and outstanding. All outstanding shares of Gold Banc Common Stock are validly issued, fully paid and nonassessable and are not subject to preemptive rights. There are no outstanding or authorized options, warrants, agreements, subscriptions, calls, demands or rights of any character relating to the capital stock of Gold Banc, whether or not issued, including without limitation securities convertible into or evidencing the right to purchase any Gold Banc Common Stock, Gold Banc Preferred Stock or any other securities of Gold Banc, except as reflected in the Gold Banc SEC Documents.

               (b) ACQUISITION SUBSIDIARY. The authorized capital stock of Acquisition Subsidiary consists only of 1,000,000 shares of common stock, par value $1.00 per share, of which 1,000 shares are issued and outstanding. All of the issued and outstanding shares of common stock of Acquisition Subsidiary are owned beneficially and of record, free and clear of all Liens, by Gold Banc. All outstanding shares of common stock of Acquisition Subsidiary are validly issued, fully paid and nonassessable.

               Section 4.3 AUTHORITY. (a) Gold Banc has all requisite corporate power and authority to enter into this Agreement and all other agreements to be executed and delivered by Gold Banc pursuant hereto, and, subject, with respect to consummation of the Merger, to approval of this Agreement and the Merger by the stockholders of Gold Banc in accordance with Rule 4460 of the National Association of Securities Dealers' rules for issuers under Nasdaq ("Rule

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

4460"), to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and all other agreements to be executed and delivered by Gold Banc pursuant hereto and thereto, the performance of Gold Banc's obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Gold Banc, subject, with respect to consummation of the Merger, to approval of this Agreement and the Merger by the stockholders of Gold Banc in accordance with Rule 4460. This Agreement has been, and all other agreements to be executed and delivered by Gold Banc will be prior to the Effective Time, duly executed and delivered by Gold Banc, subject, with respect to consummation of the Merger, to such approval of the Agreement and the Merger by the stockholders of Gold Banc in accordance with Rule 4460, and constitutes, or will constitute, the legal, valid and binding obligations of Gold Banc, enforceable against Gold Banc in accordance with their terms.

                      (b) Acquisition Subsidiary has all requisite corporate power and authority to enter into this Agreement and all other agreements to be executed and delivered by Acquisition Subsidiary pursuant hereto and, subject, with respect to consummation of the Merger, to approval of this Agreement and the Merger by the stockholders of Acquisition Subsidiary in accordance with the KGCC, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and all other agreements to be executed and delivered by Acquisition Subsidiary pursuant hereto and thereto, the performance of Acquisition Subsidiary's obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Acquisition Subsidiary, subject, with respect to consummation of the Merger, to approval of this Agreement and the Merger by the stockholders of Acquisition Subsidiary in accordance with the KGCC. This Agreement has been, and all other agreements to be executed and delivered by Acquisition Subsidiary will be prior to the Effective Time, duly executed and delivered by Acquisition Subsidiary, subject, with respect to consummation of the Merger, to such approval of the Agreement and the Merger by the stockholders of Acquisition Subsidiary in accordance with the KGCC, and constitutes, or will constitute, the legal, valid and binding obligations of Acquisition Subsidiary, enforceable against Acquisition Subsidiary in accordance with their terms.

               Section 4.4 STOCKHOLDER APPROVAL. (a) The Board of Directors of Gold Banc has directed, or will direct, that this Agreement and the transactions contemplated hereby be submitted to Gold Banc's stockholders for approval at a meeting of such stockholders and, except for adoption of this Agreement by the requisite vote of Gold Banc's stockholders, no other Gold Banc stockholder action is necessary to approve this Agreement and to consummate the transactions contemplated hereby. The Board of Directors of Gold Banc will recommend that the Gold Banc stockholders approve the transactions contemplated hereby, subject to their fiduciary duties. The affirmative vote of the holders of a majority of the shares of Gold Banc Common Stock represented at a meeting of Gold Banc's stockholders at which a quorum is present is the only vote of the holders of any class or series of Gold Banc's capital stock necessary to approve

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

this Agreement and to consummate the transactions contemplated hereby. No approval of a number of outstanding shares of capital stock of Gold Banc greater than that required by Rule 4460 is required for approval of this Agreement and the consummation of the transactions contemplated hereby.

                      (b) The Board of Directors of Acquisition Subsidiary has directed, or will direct, that this Agreement and the transactions contemplated hereby be submitted to Acquisition Subsidiary's stockholders for approval at a meeting of such stockholders and, except for adoption of this Agreement by the requisite vote of Acquisition Subsidiary's stockholders, no other Acquisition Subsidiary stockholder action is necessary to approve this Agreement and to consummate the transactions contemplated hereby. The Board of Directors of Acquisition Subsidiary will recommend that the Acquisition Subsidiary stockholders approve the transactions contemplated hereby, subject to their fiduciary duties. The affirmative vote of the holders of a majority of the outstanding shares of Acquisition Subsidiary common stock is the only vote of the holders of any class or series of Acquisition Subsidiary's capital stock necessary to approve this Agreement and to consummate the transactions contemplated hereby. No approval of a number of outstanding shares of capital stock of Acquisition Subsidiary greater than that required by the relevant statutory provisions is required for approval of this Agreement and the consummation of the transactions contemplated hereby.

               Section 4.5 STATUS OF GOLD BANC COMMON STOCK TO BE ISSUED. The shares of Gold Banc Common Stock into which the Company Common Stock are to be exchanged or converted pursuant to this Agreement will be, when delivered as specified in this Agreement, validly authorized and issued, fully paid and nonassessable, and registered pursuant to an effective registration statement under the Securities Act.

               Section 4.6  NO VIOLATION.

               (a) The execution and delivery of this Agreement and all other agreements to be executed and delivered by Gold Banc and Acquisition Subsidiary pursuant hereto, the performance of the obligations of Gold Banc and Acquisition Subsidiary hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, will not conflict with, violate or constitute a breach or default under (i) the Articles of Incorporation or Bylaws of Gold Banc or Acquisition Subsidiary (ii) any provision of any Contract, Lien, Order or other restriction of any kind or character to which Gold Banc or Acquisition Subsidiary is a party, or by which Gold Banc or Acquisition Subsidiary, or any of their assets, is bound or (iii) result in the creation or imposition of any Lien upon the capital stock or the assets of Gold Banc or Acquisition Subsidiary.

               (b) Gold Banc and Acquisition Subsidiary have not violated, breached or defaulted, are not currently in violation, breach or default of, and the consummation of the transactions contemplated hereby will not cause any violation, breach or default of, any Laws, Orders, Licenses or Contracts applicable to Gold Banc or Acquisition Subsidiary.

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

               (c) All Licenses required or necessary for Gold Banc or Acquisition Subsidiary to carry on their respective businesses as they are currently conducted have been obtained and are in full force and effect. Gold Banc and Acquisition Subsidiary are in compliance with all terms of the Licenses, except where the failure to so comply would not have a material adverse effect on the business, operations, properties or financial condition of Gold Banc or Acquisition Subsidiary.

               Section 4.7 SEC DOCUMENTS. Gold Banc has made available to the Company a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Gold Banc with the SEC since January 1, 1996 (the "Gold Banc SEC Documents") which are all the documents (other than preliminary material) that Gold Banc was required to file with the SEC since such date. As of their respective dates, the Gold Banc SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Gold Banc SEC Documents, and none of the Gold Banc SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Gold Banc included in the Gold Banc SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which were material) the consolidated financial position of Gold Banc and its subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of Gold Banc for the periods presented therein. Gold Banc has no material liability or obligation of a type which would be included in a balance sheet prepared in accordance with GAAP whether related to tax or non-tax matters, accrued or contingent, due or not yet due, liquidated or unliquidated, or otherwise, except and to the extent disclosed or reflected in the financial statements included in the Gold Banc SEC Documents. Since March 31, 1999 there has been no material adverse change in the financial condition, properties, assets, liabilities, business or prospects of Gold Banc.

               Section 4.8 INFORMATION SUPPLIED. When considered in the aggregate, none of the information supplied or to be supplied by Gold Banc for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement will, at the date mailed to stockholders of the Company and Gold Banc or at the times of the meetings of such stockholders to be held in connection with the Merger or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not

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

misleading. If at any time prior to the Effective Time any event with respect to Gold Banc or Acquisition Subsidiary, or with respect to other information supplied by Gold Banc for inclusion in the Proxy Statement or Registration Statement, shall occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the Registration Statement, such event will be so described, and such amendment or supplement be promptly filed with the SEC and, as required by law, disseminated to the stockholders of Gold Banc. The Proxy Statement, insofar as it relates to Gold Banc or Acquisition Subsidiary or other information supplied by Gold Banc for inclusion therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

               Section 4.9 INTERNAL CONTROLS AND RECORDS. Gold Banc and its subsidiaries maintain books of account which accurately and validly reflect, in all material respects, all loans, mortgages, collateral and other business transactions and maintain accounting controls sufficient to ensure that all such transactions are (i) in all material respects, executed in accordance with its management's general or specific authorization, and (ii) recorded in conformity with GAAP.

               Section 4.10 TAXES. Gold Banc has timely filed all tax returns required to be filed by it, and Gold Banc has timely paid and discharged all taxes due in connection with or with respect to the filing of such tax returns and has timely paid all other taxes as are due, except such as are being contested in good faith by appropriate proceedings and with respect to which Gold Banc is maintaining reserves adequate for their payment. The liability for taxes set forth on each such tax return adequately reflects the taxes required to be reflected on such tax return. Neither the IRS nor any other Governmental Entity or taxing authority or agency is now asserting, either through audits, administrative proceedings, court proceedings or otherwise, or threatening to assert against Gold Banc, any deficiency or claim for additional taxes. Gold Banc has not granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessments of, any tax. There are no tax liens on any assets of Gold Banc. Gold Banc has not received a ruling or entered into an agreement with the IRS or any other Governmental Entity or taxing authority or agency that would have a material adverse effect on the business, operations, properties or financial condition of Gold Banc.

               Section 4.11 REGULATORY FILINGS. Gold Banc has timely filed all notices, reports, registrations and statements with all Governmental Entities and has paid all fees and assessments due and payable in connection therewith. Except for normal examinations and reviews conducted by Governmental Entities in the regular course of the business of Gold Banc, no Governmental Entity has initiated any proceeding or investigation into the business or operations of Gold Banc. There is no unresolved material violation, criticism, or exception by any Governmental Entity with respect to any written report or statement relating to any examinations of Gold Banc. Gold Banc has made available to the Company all reports of examinations conducted by any Governmental Entity with respect to Gold Banc during the preceding three (3) years. Gold Banc will also make available to the Company any subsequent reports of examination received from any Governmental Entity between the date hereof and the Effective Time.

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               Section 4.12 COMPLIANCE WITH ERISA. Each employee benefit plan
(as defined in Sections 3(3) or 3(37) of ERISA) of Gold Banc or any of its subsidiaries or other similar plan of Gold Banc or any of its subsidiaries with respect to which any governmental filings are required (collectively, the "Gold Banc Plans") and each fiduciary (as defined in Section 3(21) of ERISA) of the Gold Banc Plans are in compliance in all material respects with all applicable requirements (including nondiscrimination requirements in effect as of the date hereof) of the Code, including, but not limited to, Sections 79, 105, 106, 125, 401, 501, and 4975 of the Code. For purposes of this SECTION 4.12, noncompliance with the Code or ERISA is material if such noncompliance could have a material adverse effect on the condition of one or more of the Gold Banc Plans or of Gold Banc and its subsidiaries, taken as a whole, either as of the date hereof or upon discovery of the noncompliance. All required contributions to the Gold Banc Plans through the date hereof have been made. Gold Banc and its subsidiaries (each with respect to the Gold Banc Plans), as well as the Gold Banc Plans, have no material current or, to the knowledge of Gold Banc, threatened liability of any kind to any Person, including but not limited to any Governmental Entity, as of the date hereof, other than for the payment of benefits in the ordinary course.

               Section 4.13 ENVIRONMENTAL LAWS. To the best knowledge Gold Banc:
(i) the operations of Gold Banc and each of its subsidiaries comply in all material respects with all applicable federal, state and local environmental Laws and neither the condition of any property owned by Gold Banc or any of its subsidiaries nor the operation of the business of any of such entities violates in any material respect any applicable environmental Law; (ii) none of the operations of Gold Banc or any of its subsidiaries is subject to any judicial or administrative proceeding alleging the violation of any environmental health or safety Law nor is it the subject of any claim alleging damages to health or property pursuant to which Gold Banc or any of its subsidiaries may be liable;
(iii) none of the operations of Gold Banc or any of its subsidiaries nor any of the properties owned by Gold Banc or any of its subsidiaries is the subject of any federal, state or local investigation in evaluating whether any remedial action is needed to respond to a release or threatened release of any hazardous waste or substance from whatever source; (iv) no condition or event has occurred which, with notice or the passage of time or both, would constitute a material violation of any environmental Law and neither Gold Banc or any of its subsidiaries has any Liability in connection with the storage or use of any pollutants, contaminants or hazardous or toxic waste, substances or materials on or at any location owned or leased by Gold Banc or any of its subsidiaries; (v) there are no underground storage tanks now or heretofore located on any real property owned or leased by Gold Banc or any of its subsidiaries; (vi) neither Gold Banc nor any of its subsidiaries has ever been notified by a Governmental Entity, or any private party, that Gold Banc or any of its subsidiaries is a potentially responsible party for remedial costs spent addressing the release, or threat of a release, of a hazardous substance into the environment pursuant to the Comprehensive Environmental Response, Compensation or Liability Act, 42 U.S.C. ss.ss. 9601, ET seq. or any corresponding state law.

               Section 4.14 YEAR 2000 COMPLIANCE. Each of Gold Banc and its subsidiaries has (i) initiated a review and assessment of all areas material to its business and operations (including those affected by suppliers and vendors) that would reasonably be expected to be adversely

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affected by the Year 2000 Problem, (ii) developed a plan and time line for addressing the Year 2000 Problem on a timely basis, and (iii) to date, reasonably believes that all computer applications that are material to Gold Banc's and its subsidiaries' respective business and operations will be Year 2000 Compliant.

               Section 4.15 LEGAL PROCEEDINGS. Except as disclosed in SCHEDULE
4.15 hereof, there are no Actions pending or threatened against or affecting the properties, assets, rights or business of Gold Banc or its subsidiaries, or the right to carry on or conduct its business. There are no Actions pending or, to the knowledge of Gold Banc, threatened which could prevent or interfere with the consummation of the transactions contemplated by this Agreement.

               Section 4.16 REQUIRED CONSENTS. Except as set forth in SCHEDULE
4.16 hereof, no Consent of any Person or Governmental Entity is necessary for the consummation by Gold Banc or Acquisition Subsidiary of this Agreement or any of the transactions contemplated hereby.

               Section 4.17 BROKER'S FEES. Neither Gold Banc, Acquisition Subsidiary nor any of their respective directors, trustees, officers or employees has employed any broker or finder, or incurred any liability for any broker's fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.

               Section 4.18 CONDUCT. From March 31, 1999 until the date hereof:

               (a) there has been no material adverse change in the financial condition of, or in the properties, assets, liabilities, rights or business, taken as a whole, of Gold Banc or any of its subsidiaries or in the relationship of Gold Banc or any of its subsidiaries with respect to their employees, creditors, suppliers, distributors, customers or others with whom they have business relationships; and

               (b) the business affairs of Gold Banc and its subsidiaries have been conducted and carried on only in their ordinary and regular course of business, and neither Gold Banc nor any of its subsidiaries has incurred or become subject to any liabilities or obligations other than those incurred in their ordinary course of business.

               Section 4.19  UNDISCLOSED LIABILITIES; ADVERSE AGREEMENTS.

               (a) Except as disclosed in the Schedules hereto, or as disclosed in Gold Banc's financial statements, there are no liabilities of Gold Banc or any of its subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that are reasonably likely to have a material adverse effect on the business, operation, properties or financial condition of Gold Banc and its subsidiaries, taken as a whole.

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               (b) Neither Gold Banc nor any of its subsidiaries is a party to any Contract or any Order, or subject to any Law, which materially and adversely affects or is reasonably likely to result in a material adverse effect on the business, operations, properties or financial condition of Gold Banc or any of its subsidiaries, except for such Laws similarly affecting other entities in similar business to Gold Banc.

               Section 4.20 DISCLOSURE. Copies of all documents heretofore or hereafter delivered or made available to the Company pursuant hereto are and will be complete and accurate. When considered collectively, the representations and warranties of Gold Banc in this Agreement and in the other documents delivered pursuant hereto and in any statement, document, certificate or exhibit furnished or to be furnished by Gold Banc pursuant to this Agreement or in connection with the transactions contemplated hereby do not contain and will not contain any untrue statement of a material fact and do not omit and will not omit a material fact necessary to make the statements contained herein or therein not misleading. There is no fact which Gold Banc has not disclosed in writing to the Company which materially adversely affects, or may materially adversely affect the business, operations, properties or financial condition of Gold Banc.

                                    ARTICLE V
                            COVENANTS OF THE COMPANY

               Section 5.1 AFFIRMATIVE COVENANTS OF THE COMPANY. Unless the prior written consent of Gold Banc shall have been obtained, and which consent will be given or denied within five Business Days of receipt of written request for such consent (any request not denied during such period being considered an approval), and except as otherwise expressly contemplated herein, the Company shall and shall cause each of its Subsidiaries to (i) operate its business only in the usual, regular, and ordinary course, consistent with past practices, (ii) preserve intact its business organization and assets and maintain its rights and franchises; (iii) preserve substantially the Company's and each of the Subsidiaries' relationships with suppliers, customers and employees, (iv) perform in all material respects the Company's and the Subsidiaries' obligations under the Contracts and Licenses, (v) comply in all material respects with all applicable Laws, (vi) maintain as valid and enforceable all policies of insurance as referenced in SECTION 3.14 herein, (vii) provide updates to Gold Banc and Acquisition Subsidiary with respect to those loans reflected on the list previously provided to Gold Banc and Acquisition Subsidiary as referenced on SCHEDULE 3.25(B) attached hereto, and (viii) except as may be required in the exercise of the fiduciary duties of the Company's Board of Directors, take no action which would (a) materially adversely affect the ability of any party to obtain any Consents required for the transactions contemplated hereby, (b) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (c) materially adversely affect the ability of any party to perform its covenants and agreements under this Agreement.

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               Section 5.2 NEGATIVE COVENANTS OF THE COMPANY. Except as
specifically permitted by this Agreement and except as may be required in the exercise of the fiduciary duties of the Company's Board of Directors, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, the Company covenants and agrees that it will not do or agree to do, or permit either of its Subsidiaries to do or agree to do, any of the following without the prior written consent of Gold Banc, which consent shall not be unreasonably withheld and which consent will be given or denied within five Business Days (two Business Days in the case of a loan, commitment or series of loans or commitments described in clause (a) below) of receipt of written request for such consent (any request not denied during such period being considered an approval):

               (a) make any single loan (or series of loans to the same or related persons) or any commitment (verbal or written) for a loan (or series of commitments to the same or related persons) in an amount greater than $500,000.00 other than renewals of existing loans or commitments to loan;

               (b) purchase or invest in any securities, other than in compliance with the Bank's investment policy as in effect on the date hereof, or make any material change in its investment portfolio;

               (c) amend or adopt any employee benefit plan or grant any increase in the rates of pay of their employees or any increase in the compensation payable or to become payable, if any, to any director, officer, trustee, employee or agent thereof, or contribute to any pension plan or otherwise increase in any amount the benefits or compensation of any such director, officer, trustee, employee or agent under any pension plan or other contract or commitment; provided, however, that (i) with respect to employees other than the Significant Stockholders, annual merit increases (not to exceed in any case four percent (4.0%) per annum) may be paid, and employee bonuses consistent with past practices may be accrued up to (but not after) the Closing Date, which accrued bonuses shall be paid consistent with past practices in January 2000; (ii) with respect to the Significant Stockholders, employee bonuses consistent with past practices may be accrued up to (but not after) the Closing Date, which accrued bonuses may be paid consistent (X) with past practices at the discretion of the Board of Directors of the Surviving Corporation and (Y) with the terms and conditions of the existing Employment Agreements of the Significant Stockholders; (iii) the Company may continue to accrue consistent with past practices for vacation time for its employees and shall pay to individual employees on or prior to the Closing Date, amounts for accrued and carry-over vacation time in excess of the vacation time the Gold Banc will permit the employee to carry forward and take after the Closing Date; and (iv) subject to SECTION 5.17 hereof, the Company may continue to accrue consistent with past practices and shall pay, on or prior to the Closing Date, mandatory and discretionary employer matching contributions with respect to the Company's 401(k) plan.

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

               (d) make any capital expenditure or enter into any material contract or commitment (except loan commitments as permitted in Subparagraph (a) of this SECTION 5.2 and except commitments required for its performance of its obligations hereunder); involving an obligation or commitment in excess of $25,000 or engage in any transaction not in its usual and ordinary course of business and consistent with past practices;

               (e) declare or pay any dividend or make any other distribution in respect of any capital stock of or other beneficial interest in the Company or either of its Subsidiaries, split, combine or reclassify any shares of its capital stock or, directly or indirectly, redeem, purchase or otherwise acquire any share of the capital stock of the Company or either of its Subsidiaries, other than regular distributions in accordance with the trust instrument of the Trust and any dividends from the Bank to the Company to cover Company's expenses consistent with past practices.
               (f) amend the Certificate of Incorporation, Bylaws or any other governing document of the Company or either of its Subsidiaries or make any change in the authorized, issued or outstanding capital stock (or any change in the par value thereof) of the Company or either of its Subsidiaries;

               (g) acquire or purchase any assets of or make any investment in any financial institution other than the purchase of loans or participations therein in the ordinary course of business, but subject to SECTION 5.2(A);

               (h)    enter into any new line of business;

               (i) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire any assets, which would be material, individually or in the aggregate, to the Company or either of its Subsidiaries, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructuring in the ordinary course of business consistent with prudent banking practices;

               (j) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in ARTICLE VII not being satisfied, or in a violation of any provision of this Agreement except, in every case, as may be required by applicable Law;

               (k) change its methods of accounting in effect on the date hereof, except as required by changes in GAAP or regulatory accounting principles as concurred with by the Company's independent accountants;

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

               (l) other than activities in the ordinary course of business consistent with prior practice, sell, lease, encumber, assign or otherwise dispose of any of its material assets or properties;

               (m) file any application to relocate or terminate the operations of any banking office;

               (n) make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructuring in the ordinary course of business consistent with prudent banking practices;

               (o) create, renew, amend or terminate or give notice of a proposed renewal, amendment or termination of, any material Contract to which the Company or either of its Subsidiaries is a party or by which the Company or either of its Subsidiaries or their respective properties is bound;

               (p) make any new loan or new extension of credit, or commit to make any such loan or extension of credit, to any director, officer or trustee of the Company or either of its Subsidiaries without giving Gold Banc two days' notice in advance of the approval of such loan or extension of credit or commitment relating thereto;

               (q) waive any material right, forgive any material debt or release any material claim; provided, however, that the Company shall be entitled to settle pending litigation and dispose of other real estate owned for amounts up to $50,000; or

               (r) incur or guaranty any debt (other than customer deposits in the Bank, FHLB advances, federal funds purchases and Federal Reserve borrowings).

               Section 5.3 INSPECTION. Between the date hereof and the Closing Date and upon reasonable notice, Gold Banc and its authorized representatives shall be permitted full access during regular business hours to all properties, books, records, contracts and documents of the Company and each of its Subsidiaries. The Company shall furnish to Gold Banc and its authorized representatives all information with respect to the affairs of the Company and each of its Subsidiaries as Gold Banc may reasonably request.

               Section 5.4 FINANCIAL STATEMENTS AND CALL REPORTS. From and after the date hereof through the Closing Date, the Company shall deliver to Gold Banc monthly reports of condition and income statements of the Bank and shall deliver to Gold Banc copies of the call reports for the Bank as filed with any regulatory agency promptly after such filing.

               Section 5.5 TAX RETURNS. Within sixty (60) days after the Closing Date, the Surviving Corporation shall prepare and file consolidated federal and state income tax returns for the Company and its Subsidiaries covering the stub period beginning on the first day of the

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

Company's current fiscal year and ending at the Effective Time, which returns shall be reviewed by KPMG LLP, accountants for Gold Banc.

               Section 5.6 RIGHT TO ATTEND MEETINGS. The Bank shall allow a representative of Gold Banc to attend as an observer all meetings of the Board of Directors of the Bank and all meetings of the committees of each such board, including, without limitation, the audit and executive committees thereof and any other meetings of the Bank's officials at which policy is being made. The Bank shall give reasonable notice to Gold Banc of any such meeting and, if known, the agenda for or business to be discussed at such meeting. The Bank shall provide to Gold Banc all information provided to the directors on all such boards and committees in connection with all such meetings or otherwise provided to the directors and shall provide any other financial reports or other analyses prepared for senior management of the Bank.

               Section 5.7 DATA PROCESSING. The Company shall, and shall cause each of its Subsidiaries to, cooperate with Gold Banc in taking those planning actions necessary to be in a position to convert, as soon as practicable after the Effective Time, its data processing procedures and formats to procedures and formats used by Gold Banc. Gold Banc shall provide such assistance and consultation as the Company may reasonably require in such planning process.

               Section 5.8  NO SOLICITATION.

               (a) None of the Company, any Subsidiary, or any officer, director, trustee or employee of, or any investment banker, attorney or other advisor or representative of, the Company or any Subsidiary, shall, directly or indirectly, (i) solicit, initiate, facilitate, assist or encourage the submission of, any Acquisition Proposal, or approve or authorize any Acquisition Proposal or (ii) participate in any discussions or negotiations regarding or take any other action to expedite any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, or
        (iii) furnish to any Person (other than Gold Banc, Acquisition Subsidiary, an affiliate or associate of Gold Banc or Acquisition Subsidiary or an officer, employee or other authorized representative of Gold Banc, Acquisition Subsidiary or such affiliate or associate or the Company's counsel, accountants and financial adviser, solely for use in connection with the transactions contemplated hereby) any information with respect to the Company or any Subsidiary that may reasonably be expected to lead to an Acquisition Proposal; PROVIDED, HOWEVER, that to the extent required by the fiduciary obligations of the Board of Directors of the Company, as determined in good faith by the Board of Directors based on the advice of outside counsel, the Company may (A) in response to an unsolicited request therefor, furnish information with respect to the Company or any Subsidiary to any Person pursuant to a customary confidentiality agreement and discuss such information with such Person, (B) upon receipt by the Company of an Acquisition Proposal, following delivery to Gold Banc of the notice required pursuant to
        SECTION 5.7(B) hereof, participate in negotiations regarding such Acquisition Proposal, and (C) modify or withdraw its

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

        recommendation that the stockholders of the Company vote in favor of the Merger as contemplated by SECTION 2.11 hereof.

               (b) The Company shall (i) promptly notify Gold Banc of (A) the existence of any request for confidential information with respect to, or the receipt of, any Acquisition Proposal, (B) any inquiry or discussions with respect to, or which would reasonably be expected to lead to, any Acquisition Proposal, (C) the execution of a confidentiality agreement with respect to an Acquisition Proposal, (D) the execution of any agreement with respect to the terms of an Acquisition Proposal, (E) the furnishing of any information in contemplation of an Acquisition Proposal, whether or not pursuant to a confidentiality agreement and (F) any endorsement, approval or recommendation of an Acquisition Proposal by the Company's Board of Directors or any committee thereof, (ii) promptly describe to Gold Banc the terms and conditions of any Acquisition Proposal in reasonable detail, and (iii) furnish to Gold Banc all information made available to any Person making the Acquisition Proposal, or contemplating the making of an Acquisition Proposal, subject to a customary confidentiality agreement.

               (c) Except as may be required in the exercise of the fiduciary duties of the Board of Directors of the Company, the Company shall not take any action that would enhance the ability of any other Person making an Acquisition Proposal to obtain the approval of the Company's stockholders or otherwise consummate such Acquisition Proposal without also taking a comparable action that would similarly enhance the ability of Gold Banc to obtain any necessary approval of the Company's stockholders of, and otherwise to consummate, the Merger contemplated by this Agreement or an alternative transaction initiated by Gold Banc, and concurrently withdrawing any impediments thereto that do not similarly impede such other Person.

               Section 5.9 REGULATORY APPROVALS. Subject to the terms and conditions of this Agreement, the Company agrees to, and to cause each of its Subsidiaries to, use its reasonable best efforts to cooperate with Gold Banc in Gold Banc's efforts to secure as expeditiously as practicable all the necessary approvals, regulatory or otherwise, needed to consummate the transactions contemplated herein.

               Section 5.10 INFORMATION. The Company shall provide such information and answer such inquiries as Gold Banc may reasonably request or make concerning the subject matter of the representations and warranties of the Company herein.

               Section 5.11 TAX-FREE REORGANIZATION TREATMENT. The Company shall not intentionally take or cause or permit to be taken any action, whether before or after the Effective Time, which would disqualify the Merger as a tax-free "reorganization" within the meaning of Section 368(a) of the Code (subject to required recognition of gain or loss with respect to cash paid for fractional shares pursuant hereto).

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               Section 5.12 POOLING-OF-INTEREST ACCOUNTING TREATMENT. The
Company shall not intentionally take or cause or permit to be taken any action, whether before or after the Effective Time, which would disqualify the Merger from receiving pooling-of-interest accounting treatment.

               Section 5.13 COOPERATION BY THE COMPANY. The Company shall use all commercially reasonable efforts to take all actions and to do all things necessary or advisable to consummate the transactions contemplated by this Agreement and to cooperate with Gold Banc and Acquisition Subsidiary in connection therewith, including using commercially reasonable efforts to obtain all required Consents.

               Section 5.14 YEAR 2000 COMPLIANCE. With respect to all computer hardware, computer software applications, and bank services and products, the Company shall, and shall cause the Bank to (i) use its best efforts to comply with all Federal Financial Institution Examination Council Year 2000 regulations and guidelines and (ii) take all action necessary to receive a rating of "Satisfactory" or better on any Year 2000 compliance examination conducted by its respective examining agencies.

               Section 5.15 PROXY STATEMENT AND REGISTRATION STATEMENT. If at any time prior to the Effective Time any event with respect to the Company or the Subsidiaries, or with respect to other information supplied by the Company for inclusion in the Proxy Statement or Registration Statement, shall occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the Registration Statement, the Company will promptly notify Gold Banc of such event and use all commercially reasonable efforts to ensure that such event will be so described, and that such amendment or supplement be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company. The Company shall use all commercially reasonable efforts to ensure that the Proxy Statement, insofar as it relates to the Company or the Subsidiaries or other information supplied by the Company for inclusion therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

               Section 5.16 CONFIDENTIALITY. Except as and to the extent required by Laws, the Company and the Subsidiaries will not disclose or use, and will direct their representatives not to disclose or use to the detriment of Gold Banc or any of its subsidiaries any Gold Banc Confidential Information furnished, or to be furnished, to the Company, any of its subsidiaries or their representatives at any time or in any manner other than in connection with the evaluation of the transactions contemplated herein. "Gold Banc Confidential Information" includes any information about Gold Banc or its subsidiaries and their business unless (a) such information is already known to the Company, any of its subsidiaries or their representatives not bound by a duty of confidentiality or such information becomes publicly available through no fault of the Company, any of its subsidiaries or their representatives, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated herein, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

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Following the termination of this Agreement, upon written request of Gold Banc, each of the Company and the Subsidiaries will promptly return to Gold Banc or destroy any Gold Banc Confidential Information in its possession and certify in writing to Gold Banc that it has so returned or destroyed such Gold Banc Confidential Information.

               Section 5.17  EMPLOYEE BENEFIT PLANS.

               (a) The Company shall, prior to the Closing Date, adopt any and all resolutions and take all other actions that are necessary or appropriate to (i) make the necessary contributions to the Union Bankshares, Ltd. Profit Sharing 401(k) Plan (the "401(k) Plan") to satisfy the Company's 401(k) safe harbor contribution obligation for the partial plan year ending on the 401(k) Plan termination date; (ii) consistent with past practices, make a discretionary profit sharing contribution (not to exceed four percent (4%) of the employees' compensation, as defined under the 401(k) Plan) to the 401(k) Plan for the partial plan year ending on the 401(k) Plan termination date; (iii) except as set forth immediately above in (i) and (ii) of this paragraph, cease all other contributions to the 401(k) Plan as of the day before the Closing Date; (iv) terminate the 401(k) Plan and fully vest all participant account balances in such plan as of the day before the Closing Date; (v) resign as plan administrator of the 401(k) Plan; and
        (vi) secure the resignation of the current trustees of the 401(k) Plan. The Surviving Corporation shall (i) assume full responsibility and bear full expense in amending the 401(k) Plan following the Closing Date in such manner as is necessary for the 401(k) Plan to be in compliance with all applicable laws as of the 401(k) Plan's termination date and (ii) apply for and obtain a favorable determination letter from the IRS following which it will distribute the assets of the 401(k) Plan. Gold Banc agrees to accept its appointment, or will appoint an affiliate corporation, as successor plan trustee and successor plan administrator. Gold Banc will provide to the Company form resolutions and other materials prior to the closing necessary for the effectuation of the termination of the 401(k) Plan by the Company, which materials the Company and the plan administrator and trustees shall be entitled to rely upon without incurring any liability.

               (b) All of the Company's welfare plans (as defined in Section 3(1)) of ERISA (but regardless of whether such plan is covered by ERISA) (the "Welfare Plans"), shall be maintained by the Surviving Corporation until such time as Surviving Corporation wishes to terminate such plans. The parties agree that the plan administrators and trustees of each Welfare Plan will resign as of the Closing Date and be replaced with persons designated by Gold Banc. After the Closing Date, the Surviving Corporation shall become the plan sponsor of the Welfare Plans. Gold Banc and Company agree to cooperate in fulfilling this covenant.

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

               Section 5.18  DEDUCTIBILITY OF SEVERANCE PAYMENTS.

               (a) The Company shall, and shall cause each of the Subsidiaries to, use all reasonable efforts to ensure that no severance or other payments are made to the Significant Stockholders or otherwise by the Company or any of the Subsidiaries which constitute non-deductible "parachute payments" under Section 280G of the Code.

               (b) The Company shall obtain and deliver to Gold Banc on or prior to the Closing Date the 280G Opinion Letter contemplated by SECTION 8.14 hereof.

                                   ARTICLE VI
                COVENANTS OF GOLD BANC AND ACQUISITION SUBSIDIARY

               Section 6.1 REGULATORY APPROVALS. Subject to the terms and conditions of this Agreement, Gold Banc and Acquisition Subsidiary agree to use their reasonable best efforts to secure as expeditiously as practicable all the necessary approvals, regulatory or otherwise, needed to consummate the transactions contemplated herein and agree to exercise best efforts to file applications relating to such approvals within thirty (30) days from the date hereof or as soon thereafter it is reasonably possible. Gold Banc and Acquisition Subsidiary shall provide to Company's Counsel a copy of all applications for such approvals and shall keep such counsel or the Company advised of the status of the regulatory review process.

               Section 6.2 INFORMATION. Gold Banc and Acquisition Subsidiary shall provide such information and answer such inquiries as the Company may reasonably request or make concerning the subject matter of the representations and warranties of Gold Banc and Acquisition Subsidiary herein.

               Section 6.3 TAX-FREE REORGANIZATION TREATMENT. Neither Gold Banc nor Acquisition Subsidiary shall intentionally take or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Merger as a tax-free "reorganization" within the meaning of Section 368(a) of the Code.

               Section 6.4 EMPLOYEE BENEFIT PLANS; PRIOR SERVICE CREDIT. Employees of the Company or a Subsidiary shall be eligible to participate in all Gold Banc employee benefit plans (as defined in Sections 3(3) or 3(37) of ERISA) in accordance with their terms; provided, however, that for purposes of determining eligibility to participate in and vesting of benefits under Gold Banc's employee benefit plans, Gold Banc shall recognize years of service by such employees with the Company or any Subsidiary prior to the Effective Time.

               Section 6.5 ASSUMPTION OF COMPANY STOCK OPTIONS. Each outstanding Company Stock Option shall be assumed by Gold Banc on the same terms and conditions, except that the options shall be modified (i) to provide for the issuance of shares of Gold Common Stock, (ii) to adjust each option price by dividing such option price by the Exchange Ratio and

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(iii) to adjust the number of shares subject to each option by multiplying such number of shares by the Exchange Ratio, all as contemplated by Section 424(a) of the Code.

               Section 6.6 CONFIDENTIALITY. Except as and to the extent required by Laws, Gold Banc and Acquisition Subsidiary will not disclose or use, and will direct their representatives not to disclose or use to the detriment of the Company or any of the Subsidiaries any Company Confidential Information furnished, or to be furnished, to Gold Banc, Acquisition Subsidiary or their representatives at any time or in any manner other than in connection with the evaluation of the transactions contemplated herein. "Company Confidential Information" includes any information about the Company or the Subsidiaries and their business unless (a) such information is already known to Gold Banc, Acquisition Subsidiary or their representatives not bound by a duty of confidentiality or such information becomes publicly available through no fault of Gold Banc, Acquisition Subsidiary or their representatives, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated herein, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings. Following the termination of this Agreement, upon written request of the Company, each of Gold Banc and Acquisition Subsidiary will promptly return to the Company or destroy any Company Confidential Information in its possession and certify in writing to the Company that it has so returned or destroyed such Company Confidential Information.

               Section 6.7 POOLING-OF-INTEREST ACCOUNTING TREATMENT. Gold Banc shall not intentionally take or cause or permit to be taken any action, whether before or after the Effective Time, which would disqualify the Merger from receiving pooling-of-interest accounting treatment.

               Section 6.8 COOPERATION BY GOLD BANC AND ACQUISITION SUBSIDIARY. Gold Banc and Acquisition Subsidiary shall use all commercially reasonable efforts to take all actions and to do all things necessary or advisable to consummate the transactions contemplated by this Agreement and to cooperate with the Company in connection therewith.

               Section 6.9 YEAR 2000 COMPLIANCE. With respect to all computer hardware, computer software applications, and bank services and products, Gold Banc shall, and shall cause its subsidiaries to, (i) use their best efforts to comply with all Federal Financial Institution Examination Council Year 2000 regulations and guidelines and (ii) take all action necessary to receive a rating of "Satisfactory" or better on any Year 2000 compliance examination conducted by their respective examining agencies.

               Section 6.10  INDEMNIFICATION OF DIRECTORS AND INSURANCE.

               (a) Following the Effective Time, Gold Banc shall cause the Surviving Corporation to continue to indemnify the Company's directors and officers, in the same manner and to the same extent as such indemnification is provided for in the Company's Certificate of Incorporation and Bylaws as of the date of this Agreement.

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               (b) After the Effective Time, Gold Banc shall cause the Surviving
        Corporation to maintain in effect the current policies of directors' and officers' liability insurance maintained by the Company, or a tail policy of comparable coverage and amount, with respect to matters arising before the Effective Time covering the persons who are directors or officers of the Company immediately prior to the Effective Time, for a period of up to three years following the Effective Time, provided that the aggregate premium for such period shall not exceed $35,000.

               Section 6.11 EMPLOYEE BONUSES. Gold Banc shall cause to be paid the employee bonuses payable pursuant to SECTION 5.2(C) hereof in accordance with the terms of SECTION 5.2(C).

                                   ARTICLE VII
                       CONDITIONS PRECEDENT TO OBLIGATIONS
                                 OF THE COMPANY

        The obligations of the Company to consummate the transactions contemplated hereunder shall be subject to satisfaction on or before the Closing Date of all of the following conditions, except such conditions as the Company may waive in writing:

               Section 7.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties of Gold Banc and Acquisition Subsidiary contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except for changes permitted by or contemplated by this Agreement, and except that to the extent any such representation or warranty is made solely as of a specified date, such representation or warranty need only be true and correct in all material respects as of such date. Each of Gold Banc and Acquisition Subsidiary shall have performed in all material respects all agreements and covenants required by this Agreement to be performed by it on or prior to the Closing Date. The Company shall have received a certificate signed by an executive officer of Gold Banc, dated the Closing Date, to the foregoing effects.

               Section 7.2 REGULATORY AUTHORITY APPROVAL. Orders and Consents in form and substance reasonably satisfactory to the Company shall have been entered by or obtained from the appropriate regulatory authorities authorizing consummation of the transactions contemplated by this Agreement pursuant to the provisions of the BHC Act and any other applicable Law.

               Section 7.3 LITIGATION. There shall not be pending or threatened any Action which the Company reasonably believes would result in restraining, enjoining or prohibiting the consummation of the transactions contemplated by this Agreement.

               Section 7.4 APPROVAL BY STOCKHOLDERS. The stockholders of the Company shall have duly approved and adopted this Agreement, the Merger and the transactions contemplated hereby to the extent required by applicable Law and the Certificate of Incorporation and Bylaws of the Company and the Bank, and the stockholders of Gold Banc and of Acquisition Subsidiary

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


shall have duly approved and adopted this Agreement, the Merger and the transactions contemplated hereby to the extent required by applicable Law, the Articles of Incorporation and Bylaws of Gold Banc and of Acquisition Subsidiary, and the rules of Nasdaq.

               Section 7.5 ADVERSE CHANGES. From the date hereof to the Closing Date, there shall have been no material adverse change in the financial condition of, or in the properties, assets, liabilities, rights or business of Gold Banc and its subsidiaries, taken as a whole, and taking into account for this purpose the proceeds of any applicable insurance.

               Section 7.6 FEDERAL TAX OPINION. The Company shall have received, at Gold Banc's expense, an opinion of Gold Banc's Counsel, addressed to the Company and its stockholders in form and substance reasonably satisfactory to the Company and the Company's Counsel, dated the Closing Date, to the effect that the Merger will be a tax-free reorganization under Section 368(a) of the Code and no gain or loss will be recognized by the stockholders of the Company.

               Section 7.7 OPINION OF COUNSEL. The Company shall have received, at Gold Banc's expense, an opinion of Gold Banc's Counsel, dated the Closing Date, in form and substance reasonably satisfactory to the Company, covering customary corporate law matters.

               Section 7.8 MARKET PRICE OF GOLD BANC COMMON STOCK. The Average Gold Banc Stock Price shall not be less than $11.00.

                                  ARTICLE VIII
                     CONDITIONS PRECEDENT TO OBLIGATIONS OF
                      GOLD BANC AND ACQUISITION SUBSIDIARY

        The obligations of Gold Banc and Acquisition Subsidiary to consummate the transactions hereunder shall be subject to the satisfaction on or before the Closing Date of all of the following conditions, except such conditions as Gold Banc or Acquisition Subsidiary may waive in writing:

               Section 8.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except for changes permitted by or contemplated by this Agreement, and except that to the extent any such representation or warranty is made solely as of a specified date, such representation or warranty need only be true and correct in all material respects as of such date. The Company and each Subsidiary shall have performed all agreements and covenants required by this Agreement to be performed by it on or prior to the Closing Date. Gold Banc shall have received a certificate signed by an executive officer of the Company, dated the Closing Date, to the foregoing effects.

               Section 8.2 ADVERSE CHANGES. From the date hereof to the Closing Date, there shall have been no material adverse change in the financial condition of, or in the properties,

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

assets, liabilities, rights or business of the Company and its Subsidiaries, taken as a whole, and taking into account for this purpose the proceeds of any applicable insurance.

               Section 8.3 REGULATORY AUTHORITY APPROVAL. Orders and Consents in form and substance reasonably satisfactory to Gold Banc shall have been entered by or obtained from the appropriate regulatory authorities authorizing consummation of the transactions contemplated hereby pursuant to the provisions of the Bank Holding Company Act and any other applicable federal or state banking regulatory statute or rule, and no such order, Consent or approval shall be conditioned or restricted in any manner which in the reasonable judgment of Gold Banc would materially adversely affect the operations of or be unduly burdensome to Gold Banc.

               Section 8.4 LITIGATION. At the Closing Date, there shall not be pending or threatened any Action which Gold Banc reasonably believes would result in restraining, enjoining or prohibiting the consummation of the transactions contemplated by this Agreement.

               Section 8.5 FINANCIAL MEASURES. On the Closing Date, the Total Equity Capital of the Bank shall be not less than $23,000,000, the reserve for loan and lease loss of the Bank shall be not less than $2,700,000 and the total indebtedness of the Company (on an unconsolidated basis) shall not exceed $10,400,000. The parties acknowledge and agree that all future earnings from the date hereof forward shall accrue to the retained earnings or reserves of the Company or the Bank, respectively, and shall not result in an increase of any consideration payable by Gold Banc or Acquisition Subsidiary hereunder.

               Section 8.6 APPROVAL BY STOCKHOLDERS. The stockholders of the Company shall have duly approved and adopted this Agreement and the other transactions contemplated hereby to the extent required by applicable Law and the Certificate of Incorporation and Bylaws of the Company and the stockholders of Gold Banc and of Acquisition Subsidiary shall have duly approved and adopted this Agreement and the other transactions contemplated hereby to the extent required by applicable Law, the Articles of Incorporation and Bylaws of Gold Banc and of Acquisition Subsidiary and the rules of Nasdaq.

               Section 8.7 TAX REPRESENTATIONS. The Company and each stockholder of the Company owning more than 10% of the outstanding Company Common Stock shall have made those representations reasonably requested by Gold Banc's Counsel and necessary to enable Gold Banc's Counsel to render the opinion described in SECTION 8.9 hereof.

               Section 8.8 AFFILIATE AGREEMENTS. Each person who is an "affiliate" (for purposes of Rule 145 under the Securities Act and for pooling-of-interests accounting treatment) of the Company at the time this Agreement is submitted to approval of the stockholders of the Company shall deliver to Gold Banc a letter in substantially the form set forth in EXHIBIT B (the "Affiliate Letter") hereto.

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               Section 8.9 FEDERAL TAX OPINION. Gold Banc shall have received an opinion of Stinson, Mag & Fizzell, P.C., counsel to Gold Banc ("Gold Banc's Counsel"), in form and substance reasonably satisfactory to Gold Banc, dated the Closing Date, stating that the Merger will be treated as a tax-free reorganization within the meaning of Section 368(a) of the Code.

               Section 8.10 OPINION OF COUNSEL. Gold Banc shall have received an opinion of Davis, Graham & Stubbs LLP ("Company's Counsel"), dated the Closing Date, in form and substance reasonably satisfactory to Gold Banc and Gold Banc's counsel covering customary corporate law matters, including without limitation the opinion of Company's Counsel (subject to reasonable assumptions as to factual matters and conditions that will continue to exist after the Closing) that, after the consummation of the Merger, the interest paid on subordinated debentures issued by the Company to the Trust, will be deductible by the Surviving Corporation as interest payments for federal income tax purposes.

               Section 8.11 QUALIFICATION FOR POOLING-OF-INTEREST TREATMENT. Gold Banc shall have received an opinion from an accounting firm reasonably acceptable to Gold Banc that the transactions contemplated hereby will qualify for pooling of-interest accounting treatment and that all conditions applicable thereto (including limitation of any cash consideration paid by Gold Banc hereunder and absence of any capital transactions involving any parties hereto) have been met.

               Section 8.12  REGARDING THE SIGNIFICANT STOCKHOLDERS.

               (a) The Company and Gold Banc shall have received from each Significant Stockholder a letter of resignation from all positions held by such Significant Stockholder with the Company or any of the Subsidiaries prior to the Closing (except that Zueck shall remain as a director and the Chairman of the Board of the Bank).

               (b) The Company shall have paid to the Significant Stockholders the severance payments to which they are entitled under their Employment Agreements.

               (c) Bruce E. Hall shall have executed and delivered to Gold Banc a Non-Compete Agreement substantially in the form attached hereto as EXHIBIT C.

               (d) Charles R. Harrison shall have executed and delivered to Gold Banc a Non-Compete Agreement substantially in the form attached hereto as EXHIBIT D

               (e) Herman J. Zueck shall have executed and delivered to Gold Banc a Non-Compete Agreement substantially in the form attached hereto as EXHIBIT E

               Section 8.13 COMPANY OPTIONS. Neither the Company's Board of Directors nor any committee thereof shall have authorized any cash payment in connection with any outstanding Company Stock Option, and each member of each committee empowered to act with respect to any stock option plan shall have resigned.

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               Section 8.14 DEDUCTIBILITY OF SEVERANCE PAYMENTS. The Company
shall have obtained and Gold Banc shall have received from Baird, Kurtz & Dobson, accountants for the Company, a written (i) calculation of all payments due to the Significant Stockholders in connection with the Merger or upon the occurrence of a change in control under their respective employment agreements, stock option plans, deferred compensation plans, this Agreement, the Exhibits hereto or otherwise, (ii) certification that such calculation was completed in accordance with such agreements and plans, and (iii) opinion that no such severance or other payments to the Significant Stockholders will constitute any non-deductible "parachute payments" under Section 280G of the Code (the "280G Opinion Letter").

                                   ARTICLE IX
                 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES

               Section 9.1 NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained herein shall not survive after the Effective Time. The representations and warranties contained herein shall not be deemed modified or waived by any investigation made by the party(ies) entitled to the benefit of such representations and warranties or by their representatives. Except as otherwise provided herein, any waiver or modification of any representation or warranty shall be effective only if made in writing and signed by the party(ies) entitled to the benefit of such representation or warranty.

                                    ARTICLE X
                             SECURITIES LAWS MATTERS

               Section 10.1 REGISTRATION STATEMENT AND PROXY STATEMENT. Gold Banc shall, at Gold Banc's expense as soon as practicable prepare and file a registration statement on Form S-4 to be filed with the SEC pursuant to the Securities Act for the purpose of registering the shares of Gold Banc Common Stock to be issued in the Merger (the "Registration Statement"). The Company, Gold Banc and Acquisition Subsidiary shall each provide promptly to the other such information concerning their respective businesses, financial conditions, and affairs as may be required or appropriate for inclusion in the Registration Statement or the proxy statement to be used in connection with the special stockholders' meetings of the Company and Gold Banc to be called for the purpose of considering and voting on the Merger (the "Proxy Statement"). The Company, Gold Banc and Acquisition Subsidiary shall each cause their counsel, auditors and other experts to cooperate with the other's counsel, auditors and other experts in the preparation and filing of the Registration Statement and the Proxy Statement. Gold Banc shall not include in the Registration Statement any information concerning the Company or any Subsidiary to which the Company shall reasonably and timely object in writing. Gold Banc, Acquisition Subsidiary and the Company shall use their reasonable best efforts to have the Registration Statement declared effective under the Securities Act as soon as may be practicable and thereafter the Company shall distribute the Proxy Statement to its stockholders in accordance with applicable laws not fewer than 20 business days prior to the date on which this Agreement is to be submitted to its stockholders for voting thereon. If necessary, in light of developments occurring subsequent to

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

the distribution of the Proxy Statement, Gold Banc shall prepare and file such amendments or supplements to the Registration Statement and the Proxy Statement and Gold Banc and the Company shall mail or otherwise furnish to their stockholders such amendments to the Proxy Statement or supplements to the Proxy Statement as may, in the reasonable opinion of Gold Banc, Acquisition Subsidiary or the Company, be necessary so that the Proxy Statement, as so amended or supplemented, will contain no untrue statement of any material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or as may be necessary to comply with applicable law. Gold Banc and Acquisition Subsidiary shall not be required to maintain the effectiveness of the Registration Statement after delivery of the Gold Banc Common Stock issued pursuant hereto for the purpose of resale of Gold Banc Common Stock by any Person. For a period of at least two years from the Effective Time, Gold Banc shall make available "adequate current public information" within the meaning of and as required by paragraph (c) of Rule 144 adopted pursuant to the Securities Act.

               Section 10.2 STATE SECURITIES LAWS. The parties hereto shall cooperate in making any filings required under the securities laws of any state in order to qualify or register the Gold Banc Common Stock so it may be offered and sold lawfully in such state in connection with the Merger or to obtain an exemption from such qualification or registration.

               Section 10.3 PUBLICATION OF COMBINED FINANCIAL RESULTS. Gold Banc shall publish financial results covering at least 30 days of post-Merger combined operations of Gold Banc and the Company, ending on a normal month-end closing date, as soon as practicable after the Effective Time, unless the first 30 day period of combined operations ending on a normal month-end closing date ends on the normal closing date of an annual report on Form 10-K or quarterly report on Form 10-Q.

               Section 10.4 AFFILIATES. Certificates representing shares of Gold Banc Common Stock issued to "Affiliates" (as defined in Rules 145 and 405 adopted under the Securities Act) of the Company pursuant to this Agreement will be subject to stop transfer orders (as reasonably required in connection with Rule 145) and will bear a restrictive legend set out in the Affiliate Letter; provided, however, that following publication of financial results covering at least thirty (30) days of combined operations of Gold Banc and the Company and upon receipt of an opinion of counsel reasonably satisfactory to Gold Banc that a proposed sale, pledge, transfer or other disposition of a specified number of shares of Gold Banc Common Stock by an Affiliate will comply with or will be exempt from the Securities Act, Gold Banc shall, as promptly as practicable after receipt of the stock certificates representing such Affiliate's Gold Banc Common Stock (and in any event within seven (7) business days after such receipt), direct the transfer agent for the Gold Banc Common Stock to remove the stop transfer order related thereto and reissue a stock certificate evidencing such shares to the Affiliate without such restrictive legend.

               Section 10.5 INDEMNIFICATION BY GOLD BANC. Gold Banc agrees to indemnify and hold harmless the Company and its stockholders, directors, officers, employees, representatives

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

and agents from and against any and all Damages, whether arising under federal or state securities or Blue Sky laws or otherwise, which may be asserted against any of them and which arise as a result of any alleged act or failure to act, or any alleged statement or omission, of Gold Banc done or made in connection with the Registration Statement, Proxy Statement, or any other statement or form filed or required to be filed with the SEC or any state securities department or delivered or required to be delivered to the holders of Company Common Stock or Gold Banc Common Stock except to the extent any such alleged act, failure to act, statement or omission is a result of information provided by the Company.

               Section 10.6 INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless Gold Banc and its stockholders, directors, officers, employees, representatives and agents from and against any and all Damages, whether arising under federal or state securities or Blue Sky laws or otherwise, which may be asserted against any of them and which arise as a result of any alleged act or failure to act, or any alleged statement or omission, of the Company or any Subsidiary done or made in connection with the Registration Statement, Proxy Statement, or any other statement or form filed or required to be filed with the SEC or any state securities department or delivered or required to be delivered to the holders of Company Common Stock or Gold Banc Common Stock except to the extent any such alleged act, failure to act, statement or omission is a result of information provided by Gold Banc.

                                   ARTICLE XI
                                  TERMINATION

               Section 11.1 BASIS FOR TERMINATION. This Agreement and the Merger contemplated hereby may be terminated at any time prior to the Closing Date:

               (a)    by mutual consent in writing of the parties hereto;

               (b) by either party if the transactions contemplated hereby have not closed before 270 days;

               (c) by Gold Banc upon written notice to the Company if any regulatory approval of the transactions contemplated under the terms of this Agreement shall be denied or if any such regulatory approval shall be conditioned or restricted in any manner which in the reasonable judgment of Gold Banc would materially adversely affect the operations of or would be unduly burdensome to Gold Banc;

               (d) by Gold Banc or the Company if the other party has materially breached this Agreement and has not cured such breach within the earlier of (i) 30 days after the non-breaching party shall have given notice to the breaching party of the existence of such breach or (ii) the Closing Date;


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               (e) by Gold Banc or the Company upon written notice to the other of any condition imposed for the benefit of such party that shall not have been satisfied or waived prior to the Closing Date;

               (f) by the Company if it receives an unsolicited Acquisition Proposal as contemplated by SECTION 5.7 hereof, which the Board of Directors of the Company, in good faith, believes is superior to the Merger contemplated hereby;

               (g) by Gold Banc upon receipt of written notice from the Company pursuant to SECTION 5.7(B) hereof that the Company has entered into an agreement to engage in a transaction relating to an Acquisition Proposal with any Person other than Gold Banc or its Affiliates or the Company's Board of Directors or any committee thereof has endorsed, approved or recommended an Acquisition Proposal made by any Person other than Gold Banc or its Affiliates; or

               (h) by the Company, within five (5) business days after the meeting of the stockholders of the Company held to vote on this Agreement, if the Gold Banc Measurement Price is less than $11.

As used in this SECTION 11.1, actions contemplated as being taken by Gold Banc or the Company must be taken by their respective Boards of Directors or the Executive Committee of such Boards.

               Section 11.2 EFFECT OF TERMINATION. Except as set forth in
SECTION 11.3, in the event of termination of this Agreement for any reason set forth in SECTION 11.1, other than a breach thereof, no party hereto shall have any liability to the other of any nature whatsoever, including any liability for Damages suffered or claimed to be suffered by reason thereof.

               Section 11.3 TERMINATION FEE. The Company agrees to pay to Gold Banc upon demand a termination fee of $2,000,000 (the "Termination Fee") if this Agreement is terminated (i) by the Company pursuant to SECTION 11.1(F) or (ii) by Gold Banc pursuant to SECTION 11.1(G).

               Section 11.4  SPECIFIC PERFORMANCE.

               (a) Subject to SECTION 11.1, in the event Gold Banc and Acquisition Subsidiary have performed all of their obligations hereunder and all conditions precedent to the obligation of the Company to close have been met or waived in writing by the Company, but the Company fails or otherwise refuses to close, then either or both of Gold Banc and Acquisition Subsidiary shall be entitled to enforce the terms hereof by an Action seeking specific performance. Such right is not exclusive and shall not preclude Gold Banc or Acquisition Subsidiary from also pursuing an Action to recover any and all damages resulting from the Company's default hereunder. All remedies available to Gold Banc or Acquisition Subsidiary hereunder or by law are cumulative.

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

               (b) In the event the Company has performed all of its obligations hereunder and all conditions precedent to the obligations of Gold Banc and Acquisition Subsidiary to close have been met or waived in writing by Gold Banc and Acquisition Subsidiary, but Gold Banc and Acquisition Subsidiary fail or otherwise refuse to close, then the Company shall be entitled to enforce the terms hereof by an Action seeking specific performance. Such right is not exclusive and shall not preclude the Company from also pursuing an Action to recover any and all damages resulting from the default by Gold Banc and Acquisition Subsidiary hereunder. All remedies available to the Company hereunder or by law are cumulative.

                                   ARTICLE XII
                                  MISCELLANEOUS

               Section 12.1 AMENDMENT. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company, Gold Banc or Acquisition Subsidiary, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

               Section 12.2 EXTENSION: WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

               Section 12.3 EXPENSES. Except as set forth herein, each party shall be responsible for its own expenses in connection with this transaction. Specifically, each party shall be responsible for their own legal and accounting fees and any related costs or charges associated with the negotiation, execution and consummation of this Agreement.

               Section 12.4 PARTIES IN INTEREST. This Agreement and the rights hereunder are not assignable unless such assignment is consented to in writing by all parties hereto. Except as otherwise expressly provided herein, all of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective heirs, beneficiaries, personal and legal representatives, successors and permitted assigns of the parties hereto. Except as expressly provided herein, nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies or obligations or liabilities under or by reason of this Agreement.

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               Section 12.5 ENTIRE AGREEMENT; AMENDMENTS; WAIVER. This Agreement
contains the entire understanding of Gold Banc, Acquisition Subsidiary and the Company with respect to the Merger and supersedes all prior agreements and understandings, whether written or oral, between them with respect to the Merger contemplated herein. This Agreement may be amended only by a written instrument duly executed by the parties or their respective successors or permitted assigns. Any condition to a party's obligation hereunder may be waived by such party in writing.

               Section 12.6 NOTICES. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when personally delivered, (b) on the first Business Day following the Business Day on which delivered to a nationally recognized overnight delivery service, (c) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine) or (d) if sent by certified or registered mail, return receipt requested, on the Business Day that it is delivered or its delivery is attempted, in any case addressed to the parties at the following addresses or at such other address as shall be given in like manner by any party to the other:

        If to the Company:

               Charles R. Harrison
               Union Bankshares, Ltd.
               1825 Lawrence Street
               Suite 444
               Denver, Colorado 80202
               Telephone: (303) 298-5352
               FAX:   (303)672-5410

        with a copy to:

               Ronald R. Levine, II
               Davis, Graham & Stubbs LLP
               Suite 4700
               370 Seventeenth Street
               Denver, CO 80202
               Telephone: (303) 892-7514
               FAX: (303) 893-1979


423985 v7
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

        If to Gold Banc:

               Michael W. Gullion
               Gold Banc Corporation, Inc.
               11301 Nall Avenue
               Leawood, KS 66211
               Telephone: (913) 451-8050
               FAX: (913) 451-8004

        with a copy to:

               Michael W. Lochmann
               Stinson, Mag & Fizzell, P.C.
               1201 Walnut Street
               Suite 2800
               Kansas City, MO 64106
               Telephone: (816) 842-8600
               FAX: (816)691-3495

               Section 12.7 LAW GOVERNING. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Kansas, except to the extent that Delaware corporate law applies to the provisions hereof relating to the Company Merger.



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

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                                        GOLD BANC CORPORATION, INC.


                                        By: /s/ MALCOLM M. ASLIN
                                           -------------------------------------
                                            Name:  Malcolm M. Aslin
                                            Title: President and
                                                   Chief Operating Officer
ATTEST:


/s/ KEITH E. BOUCHEY
-------------------------
Name:  Keith E. Bouchey
Title: Secretary


                                        GOLD BANC ACQUISITION CORPORATION
                                        VIII, INC.



                                        By: /s/ MICHAEL W. GULLION
                                           -------------------------------------
                                            Name:  Michael W. Gullion
                                            Title: President and
                                                   Chief Executive Officer
ATTEST:



/s/ KEITH E. BOUCHEY
-------------------------
Name:  Keith E. Bouchey
Title: Secretary


                                        UNION BANKSHARES, LTD.



                                        By: /s/ CHARLES R. HARRISON
                                           -------------------------------------
                                            Name:  Charles R. Harrison
                                            Title: Chief Executive Officer
ATTEST:


/s/ BRUCE E. HALL
-------------------------
Name:  Bruce E. Hall
Title: Secretary



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                                       S-1

STATE OF KANSAS     )
                    ) ss.
COUNTY OF JOHNSON   )

        ON THIS 9th day of August 1999, before me the undersigned, a Notary Public in and for the County and the aforesaid, came Malcolm M. Aslin, President and Chief Operating Officer of Gold Banc Corporation, Inc., a Kansas corporation, and Keith E. Bouchey, Secretary, who are personally known to me to be such persons, and who is personally known to me to be the same persons who executed the within instrument on behalf of said corporation, and such persons duly acknowledged the execution of the same to be the act and deed of said corporation.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, the day and year last above written.


                                        /s/ THERESE A. ARMSTRONG
                                        ----------------------------------------
                                        NOTARY PUBLIC

My Appointment Expires: 10-21-2000





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                                       S-2

STATE OF KANSAS     )
                    ) ss.
COUNTY OF JOHNSON   )

        ON THIS 9th day of August 1999, before me the undersigned, a Notary Public in and for the County and state aforesaid, came Michael W. Gullion, President and Chief Executive Officer of Gold Banc Acquisition Corporation VIII, Inc., a Kansas corporation, and Keith E. Bouchey, Secretary, who are personally known to me to be such persons, and who is personally known to me to be the same persons who executed the within instrument on behalf of said corporation, and such persons duly acknowledged the execution of the same to be the act and deed of said corporation.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, the day and year last above written.


                                        /s/ THERESE A. ARMSTRONG
                                        ----------------------------------------
                                        NOTARY PUBLIC

My Appointment Expires: 10-21-2000





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                                       S-3

STATE OF COLORADO   )
                    ) ss.
COUNTY OF DENVER    )

        ON THIS 9th day of August 1999, before me the undersigned, a Notary Public in and for the County and state aforesaid, came Charles R. Harrison, Chief Executive Officer of Union Bankshares, Ltd., a Delaware corporation, and Bruce E. Hall, Secretary, who are personally known to me to be such persons, and who is personally known to me to be the same persons who executed the within instrument on behalf of said corporation, and such persons duly acknowledged the execution of the same to be the act and deed of said corporation.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, the day and year last above written.


                                        /s/ LORI ZIMMERMAN
                                        ----------------------------------------
                                        NOTARY PUBLIC

My Appointment Expires: 10-11-99




423985 v7
                                       S-4

                                                                 EXECUTION COPY



                                VOTING AGREEMENT

               THIS VOTING AGREEMENT (this "Agreement"), dated as of August 9, 1999, is made by and among CHARLES R. HARRISON, an individual, HERMAN J. ZUECK, an individual, and BRUCE E. HALL, an individual (collectively, the "Significant Stockholders"), BRUCE E. HALL, as trustee of the Colleen M. Thompson Irrevocable Trust, dated June 7, 1999 (the "Thompson Trustee"), and BRUCE E. HALL, as trustee of the Andrea M. Harrison, dated June 7, 1999 Irrevocable Trust (the "Harrison Trustee") (the Thompson Trustee and the Harrison Trustee are collectively referred to herein as the "Trustees"), and GOLD BANC CORPORATION, INC., a Kansas corporation ("Gold Banc").

                                    RECITALS

               A. Gold Banc, Gold Banc Acquisition Corporation VIII, Inc., a Kansas corporation ("Acquisition Subsidiary"), Union Bankshares, Ltd., a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Reorganization, dated the date hereof (the "Merger Agreement"), which provides, among other things, that Acquisition Subsidiary will merge into the Company (the "Merger"). Capitalized terms used herein that are not otherwise defined herein shall have the meanings given to such terms in the Merger Agreement.

               B. As a condition to Gold Banc entering into the Merger Agreement, Gold Banc has required that the Significant Stockholders and the Trustees agree, and in order to induce Gold Banc to enter into the Merger Agreement, the Significant Stockholders and the Trustees have agreed, to enter into this Agreement with respect to all the shares of Company Common Stock now owned or which may hereafter be acquired by the Significant Stockholders and the Trustees (the "Controlled Shares").

                                    AGREEMENT

               ACCORDINGLY, in consideration of the premises, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1. Voting Agreement. The Significant Stockholders and the Trustees hereby agree that during the time this Agreement is in effect, at any meeting of the stockholders of the Company, however called, and in any action by consent of the stockholders of the Company, the Significant Stockholders and the Trustees shall vote their Controlled Shares: (a) in favor of the Merger, the Merger Agreement (as amended from time to time) and the transactions contemplated by the Merger Agreement, and (b) against any competing Acquisition Proposal, or any other action or agreement that would result in a breach of any representation, warranty,


424141 v3
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

covenant or agreement of the Company set forth in the Merger Agreement, or which could result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled.

        2. Representations and Warranties. The Significant Stockholders and the Trustees hereby represent and warrant to Gold Banc as follows:

               (a) Authority. The Significant Stockholders and the Trustees have all necessary power and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Significant Stockholders and the Trustees and constitutes the legal, valid and binding obligation of the Significant Stockholders and the Trustees, enforceable against the Significant Stockholders and the Trustees in accordance with its terms.

               (b) No Conflict. The execution and delivery of this Agreement by the Significant Stockholders and the Trustees does not, and the performance of this Agreement by the Significant Stockholders and the Trustees will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws or other organizational documents of the Company or any Subsidiary, (ii) conflict with or violate any Law applicable to the Significant Stockholders or the Trustees or to which the Controlled Shares are subject, (iii) conflict with, violate or result in any breach of or constitute a default (or an event that which notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Controlled Shares, pursuant to any Contract or Lien or other instrument or obligation to which the Significant Stockholders or the Trustees are parties, or to which the Significant Stockholders or the Trustees or the Controlled Shares are subject or (iv) conflict with or violate the terms of the trust instruments to which the Trustees are subject.

               (c) No Consents. The execution and delivery of this Agreement by the Significant Stockholders and the Trustees does not, and the performance of this Agreement by the Significant Stockholders and the Trustees will not, require the Consent of any Person, including any Government Entity.

        3. Title to the Controlled Shares. As of the date hereof, the Significant Stockholders are the record and beneficial owners of 737,658 shares of Company Common Stock. Such shares are all the Company Common Stock owned, either of record or beneficially, by the Significant Stockholders. The Thompson Trustee is the record owner and has the power to vote 50,000 shares of Company Common Stock. Such shares are all of the Company Common Stock owned of record by the Thompson Trustee. The Harrison Trustee is the record owner and has the power to vote 50,000 shares of Company Common Stock. Such shares are all of the Company Common Stock owned of record by the Harrison Trustee. The Controlled Shares are owned free and clear of all Liens, rights of first refusal, limitations on the Significant Stockholders' or the Trustees' voting rights, and other encumbrances of any nature whatsoever. The Significant Stockholders

424141 v3
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

and the Trustees have not appointed or granted any proxies, which appointments or grants are still effective, with respect to the Controlled Shares.

        4. Covenants. The Significant Stockholders and the Trustees covenant and agree as follows:

               (a) No Inconsistent Agreements. Except as contemplated by this Agreement and the Merger Agreement, the Significant Stockholders and the Trustees will not enter into any voting agreement or grant any proxy or power of attorney with respect to the Controlled Shares that are inconsistent with this Agreement.

               (b) No Transfer of Stock. The Significant Stockholders and the Trustees will not, without the prior written consent of Gold Banc, offer for sale, sell, transfer, tender, pledge, encumber, assign, hypothecate, cause to be redeemed or purchased or otherwise transfer or dispose of, directly or indirectly, record or beneficial ownership of any of the Controlled Shares.

               (c) No Exercise of Options. The Significant Stockholders and the Trustees will not, without the prior written consent of Gold Banc, exercise, sell or transfer any option or contract to purchase, purchase any option to sell, grant any option right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, record or beneficial ownership of any option or warrant to purchase, or acquire, any Company Common Stock or any securities convertible into any Company Common Stock.

        5.     Miscellaneous.

               (a) Termination. This Agreement shall terminate upon (i) the Effective Time of the Merger or (ii) termination of the Merger Agreement pursuant to Section 11.1.

               (b) Specific Performance. The parties hereto agree that irreparable damage would occur in the event a provision of this Agreement is not performed in accordance with the terms hereof and that Gold Banc shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

               (c) Entire Agreement. This Agreement and the Merger Agreement constitute the entire Agreement between Gold Banc, the Significant Stockholders and the Trustees with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both written and oral between Gold Banc, the Significant Stockholders and the Trustees with respect to the subject matter hereof.

               (d) Amendment. The Agreement may not be amended except by an instrument in writing signed by the parties hereto.


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

               (e) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not effected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

               (f) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado.



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

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.


                                        /s/ CHARLES R. HARRISON
                                        ----------------------------------------
                                        Charles R. Harrison


                                        /s/ HERMAN J. ZUECK
                                        ----------------------------------------
                                        Herman J. Zueck


                                        /s/ BRUCE E. HALL
                                        ----------------------------------------
                                        Bruce E. Hall


                                        /s/ BRUCE E. HALL, trustee
                                        ----------------------------------------
                                        Bruce E. Hall, trustee of the Colleen M.
                                        Thompson trust, dated June 7, 1999


                                        /s/ BRUCE E. HALL, trustee
                                        ----------------------------------------
                                        Bruce E. Hall, trustee of the Andrea M.
                                        Harrison trust, dated June 7, 1999


                                        GOLD BANC CORPORATION, INC.


                                        By: /s/ KEITH E. BOUCHEY
                                           -------------------------------------
                                             Name:  Keith E. Bouchey
                                             Title: Executive VP-Mergers &
                                                    Acquisitions


424141 v3
                                        5